UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Lydall, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING

To:    The Owners of Lydall, Inc. Common Stock

You are cordially invited to attend the Annual Meeting of Stockholders.

Location:	Hartford Marriott Downtown
Capital Room 3
200 Columbus Boulevard
Hartford, CT 06103

Date:	April 28, 2010

Time:	9:00 a.m.

The Annual Meeting of Stockholders will be held for the purposes of:

1.	Electing the eight nominees named in the proxy statement to serve as Directors until the next Annual Meeting of Stockholders to be held in 2011 and until their successors are elected and qualified;

2.	Ratifying the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2010; and

3.	Transacting any other business that may properly come before the meeting.

All stockholders are invited to attend the meeting. However, whether or not you attend the Annual Meeting of Stockholders, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote promptly and submit your proxy by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed prepaid envelope. If you decide to attend the Annual Meeting of Stockholders, you have the right to vote in person even if you have previously submitted your proxy.

Sincerely,

Paul G. Igoe

Vice President, General Counsel and Corporate Secretary

Manchester, CT

March 19, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2010.

This Proxy Statement, along with the Lydall, Inc. 2009 Annual Report and Form 10-K,

are available free of charge on our website at:

www.lydall.com and by clicking on Investor Relations

Proxy Statement

GENERAL INFORMATION

This Proxy Statement of Lydall, Inc. (“Lydall” or the “Company” or “us” or “our”), a Delaware corporation, is being mailed or otherwise furnished to stockholders on or about March 19, 2010 in connection with the solicitation by the Board of Directors of Lydall of proxies to be voted at the 2010 Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held on April 28, 2010, at 9:00 a.m. at the Hartford Marriott Downtown, Capital Room 3, 200 Columbus Boulevard, Hartford, CT 06103.

At the meeting, the stockholders will consider and vote upon the following proposals put forth by the Board of Directors:

1.	To elect the eight nominees named in the proxy statement to the Board of Directors to serve as Directors for a one-year term.

2.	To ratify the selection of the firm of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2010.

The Board of Directors recommends that you vote FOR the proposals listed above.

The Board of Directors knows of no other matter to be presented at the Annual Meeting of Stockholders (the “Annual Meeting”). If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted in accordance with the judgment of those officers named as proxies and in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).

Options for Voting

1.  Telephone.    To vote by telephone, please follow the instructions on the enclosed proxy card. If you vote by telephone, it is not necessary to mail your proxy card.

2.  Internet.    To vote on the Internet, please follow the instructions on the enclosed proxy card. If you vote by Internet, it is not necessary to mail your proxy card.

3.  Mail.    To vote by mail, please complete, sign and mail the proxy card in the enclosed prepaid envelope.

4.  In Person.    If you wish to vote in person, written ballots will be available at the meeting. However, if your shares are held in street name (i.e., in a brokerage account), you must request a proxy from your broker in order to vote at the meeting.

We would appreciate your vote as soon as possible for use at the Annual Meeting or at any adjournments of the Annual Meeting. Properly executed proxies received by Lydall’s Corporate Secretary before the meeting will be voted as directed unless revoked. A proxy may be revoked at any time before it is exercised by: (a) notifying Lydall’s Corporate Secretary in writing; (b) delivering a proxy with a later date; or (c) attending the meeting and voting in person.

Unless you indicate otherwise, shares represented by proxies properly voted by telephone, over the Internet or signed and returned to the Company will be voted “FOR” the nominees for the Board of Directors named in the proxy and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

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Voting Mechanics

With respect to the election of Directors, a stockholder may cast a vote for all nominees, withhold authority to vote for all nominees or withhold authority to vote for any individual nominee. With respect to each other proposal to come before the meeting, a stockholder may cast a vote for or against the proposal or abstain from voting.

A majority in interest of the outstanding shares represented at the Annual Meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. As discussed below in “Majority Voting Policy For Election of Directors,” the Company also maintains a policy requiring an incumbent Director to tender his or her resignation in certain circumstances. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification. Abstentions, as well as broker “non-votes” are not considered to have been voted for such matters and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

Majority Voting Policy for Election of Directors

The Board of Directors (the “Board”) has adopted a majority voting policy with respect to the election of Directors, which is set forth in the Corporate Governance Guidelines of the Company. The majority voting policy requires an incumbent Director nominee to tender his or her resignation if he or she does not receive the favorable vote of at least a majority of the votes cast at any meeting for the election of Directors at which a quorum is present and no successor has been elected in his or her place. For purposes of this policy, a majority of votes cast means that the number of shares voted “for” a Director’s election exceeds 50% of the number of the votes cast with respect to that Director’s election or, in the case where the number of nominees exceeds the number of Directors to be elected, cast with respect to election of Directors generally. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that Director’s election, or, in the case where the number of nominees exceeds the number of Directors to be elected, abstentions with respect to election of Directors generally.

The Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, each may consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the Corporate Governance Committee or the decision of the Board with respect to his or her offer to resign.

If an incumbent Director’s resignation is not accepted by the Board, such Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board, the Board, in its sole discretion, may fill the resulting vacancy pursuant to the provisions of Section 5.04 of the Company’s Bylaws or it may decrease the size of the Board pursuant to the provisions of Section 5.02 of the Bylaws and Article 6(a) of the Company’s Restated Certificate of Incorporation.

Cost of Solicitation

All costs of solicitation of proxies will be borne by the Company. Other costs anticipated are those ordinarily incurred in connection with the preparation and mailing of proxy material. In addition to solicitations by mail, the Company’s Directors, officers and other employees, without additional remuneration, may solicit proxies by telephone and in person.

Eligibility to Vote

Only holders of record of Lydall’s Common Stock, par value $.10 per share (“Common Stock”), at the close of business on March 1, 2010 (the “Record Date”) are entitled to vote at this Annual Meeting and any adjournment thereof. As of the Record Date, there were 17,096,322 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

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Obtaining Copies

An Annual Report on Form 10-K containing financial statements for the fiscal year ended December 31, 2009, has been mailed to the stockholders with this proxy statement. This proxy statement, the Annual Report, a letter to the stockholders and the accompanying proxy were first mailed to stockholders on or about March 19, 2010. Additionally, copies of the Company’s 2009 Annual Report may be printed from www.lydall.com or will be provided without charge, upon request. Requests may be directed to the Company at Lydall, Inc., P.O. Box 151, Manchester, CT 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of the Company’s Directors expires at the 2010 Annual Meeting and when their successors are duly elected and qualified. The Corporate Governance Committee of the Board has nominated Dale G. Barnhart, Kathleen Burdett, W. Leslie Duffy, Matthew T. Farrell, Marc T. Giles, William D. Gurley, Suzanne Hammett, and S. Carl Soderstrom, Jr. for election as Directors of the Company for a term of one year, until the next Annual Meeting and until their successors are duly elected and qualified. Each nominee is currently serving as a Director of the Company, and each nominee has consented to serve if elected. If any nominee becomes unavailable to serve as a Director before the Annual Meeting, the Corporate Governance Committee may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Corporate Governance Committee.

The only nominee for Director who is a current employee of the Company is its President and Chief Executive Officer, Dale G. Barnhart. The Corporate Governance Guidelines of the Company specify that at least a majority of the members of the Board, as well as all of the members of the Audit Review Committee, the Compensation Committee and the Corporate Governance Committee, shall be “independent” within the meaning of the Corporate Governance Listing Standards of the New York Stock Exchange (the “NYSE Standards”). The Corporate Governance Committee has determined that all nominees (other than Mr. Barnhart) are “independent” within the meaning of the NYSE Standards. There are no family relationships between any Director, nominee for Director or executive officer of the Company.

Under the Restated Certificate of Incorporation of the Company, the Board is empowered to establish the number of Directorships between three and fifteen. The Board has currently fixed the number of Directorships at eight.

Additional nominations for Director may be made from the floor by stockholders who have complied fully with the advance notice procedures set forth in the Bylaws of the Company. See “Stockholder Proposals and Nominations for Director.” Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote only for the Director nominees designated by the Corporate Governance Committee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL PERSONS NOMINATED BY THE CORPORATE GOVERNANCE COMMITTEE AS DIRECTORS OF THE COMPANY.

NOMINEES FOR ELECTION AS DIRECTORS

Biographical Information

Set forth below is certain biographical information pertaining to each nominee for election as a Director of the Company, including his or her principal occupation and other business affiliations.

Dale G. Barnhart, 57, is the President and Chief Executive Officer of Lydall, a position he assumed on August 27, 2007. Prior to joining Lydall’s management, Mr. Barnhart was the Chief Executive Officer of Synventive Molding Solutions. Synventive is a provider of hot runner systems, machine nozzles, temperature controllers and sprue bushings for the injection molding industry. Previous to Synventive Molding Solutions, Mr. Barnhart spent some time as a consultant working with two private equity groups. From 2000 to 2003, he was President of Invensys Climate Control, a $1.2 billion global business unit providing products and services to the heating, ventilating and air conditioning and commercial refrigeration markets. Mr. Barnhart became a Director in October 2007.

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Kathleen Burdett, 54, was the Vice President and Chief Financial Officer of the former Dexter Corporation until its merger with Invitrogen Corporation in 2000, after which she served as a consultant to Invitrogen through 2002. Ms. Burdett was a member of the Board of Directors of Life Technologies, Inc. from 1995 through 2000 where she chaired the Audit Committee and served as a member of the Executive and Compensation Committees. Ms. Burdett was appointed to the Lydall Board of Directors in June 2003. Ms. Burdett serves as Chair of the Audit Review Committee and is a member of the Corporate Governance Committee.

W. Leslie Duffy, Esq., 70, is the Chairman of the Board of Lydall and is Senior Counsel in the law firm of Cahill Gordon & Reindel LLP. He has been with that law firm since 1965. He has been a Lydall Director since 1992. Mr. Duffy served as Chair of the Corporate Governance Committee and as a member of the Compensation Committee until his appointment as Chairman of the Board in August 2004. He now serves as a member of the Corporate Governance Committee.

Matthew T. Farrell, 53, is the Executive Vice President Finance and Chief Financial Officer of Church & Dwight Co., Inc., which manufactures and markets a wide range of personal care, household and specialty products under the ARM & HAMMER® brand name and other well-known trademarks. He has held that position since September 2006. Mr. Farrell began his career with KPMG Peat Marwick LLP. He was named an audit partner in 1989. He joined AlliedSignal in 1994 as Director, Corporate Audit, and in 1996, he was appointed Chief Financial Officer of the Specialty Chemicals business. In 2000, Mr. Farrell joined Ingersoll-Rand as Vice President, Investor Relations and Communications and was a member of Ingersoll-Rand’s enterprise leadership team. In 2002, he joined Alpharma, Inc., a specialty pharmaceutical company, as Executive Vice President and Chief Financial Officer. He was appointed to the Lydall Board in August 2003. Mr. Farrell serves as a member of the Audit Review and the Compensation Committees.

Marc T. Giles, 54, is the President and Chief Executive Officer of Gerber Scientific, Inc., a manufacturer that provides software, computerized manufacturing systems, supplies and services to a wide variety of industries. He has held that position since November 2001. He joined Gerber Scientific, Inc. as Senior Vice President and President of its subsidiary Gerber Technology, Inc. in November 2000. Prior to joining Gerber Scientific, he served in several senior positions in business management, strategy development, mergers and acquisitions and sales and marketing management over the course of 12 years with FMC Corp., a manufacturer of machinery and chemicals. Mr. Giles had been with Norton Co. serving in various sales, marketing and business development roles before joining FMC Corp. Mr. Giles joined the Lydall Board in 2008 and he serves as a member of the Compensation and Corporate Governance Committees.

William D. Gurley, 61, was the President and Chief Executive Officer of Stanadyne Corporation, an engine components and fuel systems manufacturer, from 1995 until his retirement in 2006. During his 21-year career with Stanadyne, he held numerous management positions within that Corporation including Executive Vice President of Marketing, Engineering and Operations. Mr. Gurley was elected as a Director of Stanadyne Corporation in 1989. Prior to joining Stanadyne, Mr. Gurley was with Garrett Corporation’s Automotive Products Division (now owned by Honeywell) and the Packard Electric Division of General Motors Corporation (now a division of Delphi). He is also a member of the New England Advisory Council of the Federal Reserve Bank of Boston. Mr. Gurley was elected to the Lydall Board in April 2006. Mr. Gurley currently serves as Chair of the Compensation Committee and as a member of the Corporate Governance Committee.

Suzanne Hammett, 54, is the Executive Vice President and Chief Risk Officer for Capital One NA, a position she assumed in February 2007. Prior to joining Capital One, Ms. Hammett was the Executive Vice President, Chief Risk Officer for the Radian Group Inc., a credit enhancement company, a position she began in July 2005. She is also a former Executive Vice President of J.P. Morgan Chase & Co. During her 26-year career with J.P. Morgan Chase & Co., she held numerous positions within the investment bank including Head of Credit Risk Portfolio. She was Head of Credit Risk Policy for that firm until early 2004. Ms. Hammett became a Lydall Director in January 2000. She serves as a member of the Audit Review and the Compensation Committees.

S. Carl Soderstrom, Jr., 56, is a former Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. He had been with that company from 1986 to 2004, and held several senior management positions in engineering, quality, and procurement. Prior to joining ArvinMeritor, Mr. Soderstrom was with General Electric Company and the ALCO Controls Division of Emerson Electric. He was appointed to the Lydall Board in June 2003. Mr. Soderstrom is the Chair of the Corporate Governance Committee and a member of the Audit Review Committee. He is also a member of the FreightCar America Board of Directors and serves as Chairman of its Audit Committee and as a member of its Nominating and Corporate Governance and Strategy and Growth Committees.

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Nomination Process

The Corporate Governance Committee is charged with the responsibility of identifying individuals who are qualified to become Directors, consistent with criteria approved by the Board, and selecting the Director nominees for each Annual Meeting. In fulfilling its responsibility, the Corporate Governance Committee evaluates the skills and expertise needed by the Board and the skills and expertise that are possessed by current Board members. Based on this evaluation, the Corporate Governance Committee seeks to identify candidates for Board membership who have the skills and expertise needed by the Board. The Corporate Governance Committee seeks persons of the highest ethical standing and proven integrity, and with demonstrated ability and sound judgment, to serve as members of the Board.

When considering candidates for Director, the Corporate Governance Committee takes into account a number of factors, including the following criteria approved by the Board: (i) whether the candidate is independent under the NYSE Standards, the rules and regulations under the Exchange Act, and the independence standards adopted by the Board; (ii) whether the candidate has skills and expertise needed by the Board; (iii) whether the candidate has demonstrated ability and judgment; (iv) whether the candidate has prior experience as a corporate Director; (v) whether the candidate has prior public company experience; (vi) whether the candidate has prior experience in manufacturing companies; and (vii) and the extent to which the candidate has other time commitments and obligations that might interfere with his or her duties and responsibilities as a Director. All members of the Audit Review Committee must meet the additional standards for independence applicable to members of an audit committee under Section 10A(m) of the Exchange Act and the NYSE Standards and must satisfy the financial literacy requirements of the NYSE Standards. At least one member of the Audit Review Committee must be an “audit committee financial expert,” as defined under rules promulgated by the SEC. Not all Directors need to fulfill all criteria; rather, the Corporate Governance Committee seeks candidates whose skills balance or complement the skills of other Board members. No Director may sit on more than four boards of publicly-traded companies in addition to the board of the company by which he or she is employed.

The Corporate Governance Committee does not have a policy with regard to the consideration of diversity when evaluating candidates for Director. However, the Committee considers diversity of viewpoint, professional experience, education and skill in assessing candidates for the Board to ensure breadth of experience, knowledge and abilities within the Board.

When seeking candidates for Director, the Corporate Governance Committee may solicit suggestions from incumbent Directors, management or others. In some cases, the Corporate Governance Committee has employed a search firm to identify appropriate candidates and perform screening interviews and reference checks for candidates who are then interviewed by the Corporate Governance Committee and presented to the Board if appropriate.

Unless otherwise requested by the Corporate Governance Committee, a Director shall offer not to stand for reelection at any Annual Meeting that follows his or her seventieth birthday. In addition, a Director shall tender his or her resignation following any change in the Director’s employment status or principal position, or any other significant change in their personal circumstances. The Board may ask the Director not to resign, or may defer acceptance of the resignation. Mr. Duffy celebrated his seventieth birthday at the end of 2009 and, in accordance with the applicable provisions of the Company’s Corporate Governance Guidelines, he offered not to stand for re-election at the 2010 Annual Meeting. After considering Mr. Duffy’s many contributions to the Board and his specialized experience in an area of critical importance to the Company, the Corporate Governance Committee recommended to the full Board that Mr. Duffy be asked to continue to serve as a Director and Mr. Duffy agreed.

Qualifications of Nominees

The Corporate Governance Committee believes the Company is well-served by its current Directors, and all such persons are willing to continue to serve as Directors. Accordingly, the Committee has nominated all incumbent Directors for re-election at the Annual Meeting.

In connection with its consideration of Director nominations for the Annual Meeting, the Corporate Governance Committee considered the factors described above. In addition, the Committee determined that seven of the eight nominees for re-election are considered “independent” for purposes of the NYSE Standards (Mr. Barnhart as an employee of the Company is the sole exception). The Committee also determined that all eight nominees (including Mr. Barnhart) are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of the Company’s stockholders as a whole. Each nominee also brings a unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including executive management, manufacturing, finance, legal, private equity, corporate governance and other board service. Set forth below is a brief discussion of the specific experience, qualifications, attributes and skills of each nominee for election as a Director that the Committee took into account when making its nominations.

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Mr. Barnhart is the President and Chief Executive Officer of the Company. As such, he brings an understanding of the Company, including its employees, products and markets, to the Board. In addition, he has prior executive management experience with other manufacturing businesses that are comparable to Lydall. These experiences include setting an overall strategic direction for company growth and implementing plans to effectively execute growth strategies. Finally, Mr. Barnhart is experienced in Lean Six Sigma, the business management strategy utilized by the Company to improve efficiency, reduce costs and meet customer expectations.

Ms. Burdett is the former Vice President and Chief Financial Officer of a publicly-held manufacturing company, and she has prior experience serving as a Director of another publicly held company, where she chaired its Audit Committee and served as a member of its Executive and Compensation Committees. She is “financially literate” within the meaning of the NYSE Standards, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” for purposes of the NYSE Standards and Section 10A(m)(3) of the Exchange Act.

Mr. Duffy is Senior Counsel to an international law firm, where he specializes in transactional and corporate governance matters. He has approximately forty-five years of experience advising numerous business entities operating in a variety of industry sectors, including oil and gas, pharmaceuticals, healthcare, automotives, professional services, industrial manufacturing, telecommunications, consumer products, and food services and on a variety of situations. He also is knowledgeable about the Company and its operations, having served on the Board of the Company since 1992. He is “independent” for purposes of the NYSE Standards and Section 10A(m)(3) of the Exchange Act.

Mr. Farrell is the Executive Vice President and Chief Financial Officer of a publicly-held manufacturing business that markets a wide range of personal care, household and specialty products. He has prior experience serving as an audit partner of KPMG Peat Marwick LLP and a member of the executive management team of another publicly-held company. He has also held senior management positions in investor relations and communications. He is “financially literate” within the meaning of the NYSE Standards, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” for purposes of the NYSE Standards and Section 10A(m)(3) of the Exchange Act.

Mr. Giles is the President and Chief Executive Officer of a publicly-held manufacturing business that provides software, computerized manufacturing systems, supplies and services to a wide variety of industries. He has prior experience in general management and strategy development, mergers and acquisitions, sales and marketing, and business development. He is “independent” for purposes of the NYSE Standards and Section 10A(m)(3) of the Exchange Act.

Mr. Gurley is the former President and Chief Executive Officer of a manufacturer of engine components and fuel systems. He is knowledgeable about the automotive industry, having prior work experience for the executive management teams of other businesses serving the industry. He also is knowledgeable about marketing, engineering, operations and strategic planning of highly engineered products in both publicly owned and privately held companies. He is “independent” for purposes of the NYSE Standards and Section 10A(m)(3) of the Exchange Act.

Ms. Hammett is the Executive Vice President and Chief Risk Officer of one of the largest banking institutions in the United States and she has prior experience working for a number of additional financial institutions and investment banks. She is knowledgeable about commercial finance, business analysis and credit risk management. She is “financially literate” within the meaning of the NYSE Standards, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” for purposes of the NYSE Standards and Section 10A(m)(3) of the Exchange Act.

Mr. Soderstrom is the former Senior Vice President and Chief Financial Officer of a tier one global supplier to the automotive industry. He has also held senior management positions in engineering, quality management and procurement. He has other experience serving as a Director of another publicly held corporation, where he serves as the Chairman of its Audit Committee and as a member of its Strategic Growth and Nominating and Corporate Governance Committees. He is “financially literate” within the meaning of the NYSE Standards, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” for purposes of the NYSE Standards and Section 10A(m)(3) of the Exchange Act.

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Nominations by Stockholders

The Corporate Governance Committee will consider written proposals from stockholders for nominees for Director, provided such proposals meet the requirements set forth in our Bylaws. All such proposals will be evaluated in accordance with the criteria described above. The Corporate Governance Committee also will consider and evaluate the additional information required to be submitted by the stockholder submitting the proposal. For a description of the procedures a stockholder must follow to nominate a person for election to the Board, please see “Stockholder Proposals and Director Nominations,” below.

FISCAL YEAR 2009 DIRECTOR COMPENSATION

Board compensation for Directors during fiscal year 2009 is summarized in the table below:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kathleen Burdett	37,000	36,004	6,972	—	—	—	79,976
W. Leslie Duffy, Esq.	91,500	36,004	6,972	—	—	—	134,476
Matthew T. Farrell	33,500	36,004	6,972	—	—	—	76,476
Marc T. Giles	25,000	36,004	6,972	—	—	—	67,976
William D. Gurley	30,000	36,004	6,972	—	—	—	72,976
Suzanne Hammett	33,500	36,004	6,972	—	—	—	76,476
S. Carl Soderstrom, Jr.	36,000	36,004	6,972	—	—	—	78,976

(1)	The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)

Stock awards are granted in lieu of a cash retainer and are fully vested as of the date of grant (June 30 and December 31 of each year). The aggregate number of unexercised stock option awards granted during 2009 that were outstanding at December 31, 2009 were:

Director	Aggregate Number of Unvested Option Awards Granted in 2009 and Outstanding as of 12/31/2009
Kathleen Burdett	3,325
W. Leslie Duffy, Esq.	3,325
Matthew T. Farrell	3,325
Marc T. Giles	3,325
William D. Gurley	3,325
Suzanne Hammett	3,325
S. Carl Soderstrom, Jr.	3,325

Meeting Fees

Pursuant to resolutions duly adopted by the Compensation Committee on December 6, 2006, during 2009 all non-employee Directors (“Outside Directors”) were paid $1,500 for each meeting of the Board attended, as well as $1,500 for any standing committee meetings attended by members of the committee. Telephonic participation fees are $1,000 per meeting.

Stock Options

Under the Amended and Restated 2003 Stock Incentive Compensation Plan (the “Stock Plan”), each Director who was elected to the Board after October 24, 2002, and who qualifies as an Outside Director, is automatically granted, upon election as a Director, nonqualified stock options covering the lesser of (i) 9,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value (as defined under the Stock Plan) on the date of grant equal to $100,000 (“Initial Option Grants”). No current Outside Director of the Company was first elected to the Board in 2009 and, accordingly, no Initial Option Grants were awarded in 2009. In addition to the Initial Option Grants, effective as of the close of business on the day on which the Annual Meeting is held, each person then serving as an Outside Director of the Company automatically receives a nonqualified stock option covering the lesser of (i) 3,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $33,333. Pursuant to the terms of the Stock Plan, each of the current Outside Directors of the Company (which includes all current Directors except Mr. Barnhart) received an automatic grant of nonqualified stock options covering 3,000 shares of Common Stock on April 24, 2009, the date of the last Annual Meeting.

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Retainers

Under the Stock Plan, in lieu of the payment of retainers in cash to the Outside Directors, on June 30 and December 31 of each year during the term of the Stock Plan, each Outside Director automatically receives a Stock Award (as that term is defined in the Stock Plan) consisting of that number of whole shares of Common Stock of the Company obtained by dividing 50% of the annual cash retainer then in effect by the fair market value of a share of Common Stock as of the date of grant, in each case rounded upward to the nearest number of whole shares. In 2009, pursuant to resolutions duly adopted by the Compensation Committee on December 3, 2007, the annual cash retainer for each Outside Director, other than the Chair of the Board, was $36,000; accordingly, under the terms of the Stock Plan, each Outside Director, other than the Chair of the Board, received $18,000 worth of Common Stock of the Company on June 30, 2009, which was equivalent to 5,295 shares, and $18,000 of Common Stock of the Company on December 31, 2009, which was equivalent to 3,455 shares. The Chair of the Board received an annual cash retainer of $75,000, which is paid in cash, monthly in arrears.

Pursuant to resolutions duly adopted by the Compensation Committee on December 6, 2006, and the Board on December 9, 2004, the chairs of each of the Audit Review Committee, the Compensation Committee and the Corporate Governance Committee received retainers in consideration of their service. Additionally, pursuant to the Board resolutions, each member of the Audit Review Committee received a cash retainer also in consideration for service on the committee. All committee chair and committee membership retainers are paid 50% on June 30 and 50% on December 31 of each year. In 2009, Audit Review Committee members received an annual cash retainer of $6,000 and the Chairperson received an additional $6,000, in consideration of the added responsibilities of the Audit Review Committee in complying with the Sarbanes-Oxley Act of 2002 and NYSE Standards. In 2009, the Chairs of the Compensation and Corporate Governance Committees each received an annual cash retainer of $5,000.

Director Deferred Compensation and Retirement Benefits

On March 6, 1991, the Company adopted a Deferred Compensation Plan (the “Deferred Compensation Plan”) under which all persons serving as Directors on or after January 1, 1991, were entitled to participate (except that employees of the Company serving as Directors were not entitled to participate other than the Company’s President and Chief Executive Officer). Under the Deferred Compensation Plan, eligible Directors were entitled to receive “Past Service Benefits” equal to $3,000 times the number of years a participant served as a Director prior to January 1, 1991, and “Future Service Benefits” equal to $6,000 times the number of years a participant serves as a Director after December 31, 1990. The Deferred Compensation Plan provides that for purposes of calculating the amount of the Past Service Benefits and Future Service Benefits, participants are credited with a full year of service for each calendar year or part thereof of service rendered. A participant accrues 100% of his or her Past Service Benefits upon reaching age 62 or older while serving as a Director of the Company. A participant is fully vested in accrued Past Service Benefits upon completing five years of service as a Director of the Company. Accrued and vested benefits under the Deferred Compensation plan are paid in a cash lump sum as soon as practicable after the later of the date the participant ceases to serve as a Director of the Company or the date the participant attains age 62. The Deferred Compensation Plan is unfunded. On December 4, 1996, the Deferred Compensation plan was amended (the “1996 Amendment”) such that Future Service Benefits were defined as equal to $6,000 times the number of years a participant serves as a Director of the Company after December 31, 1990, and prior to January 1, 1997. The 1996 Amendment also provided that no Past Service Benefits or Future Service Benefits would accrue on or after January 1, 1998.

No payments were made to any current or former Director of the Company in 2009 under the Deferred Compensation Plan. Pursuant to the 1996 Amendment, no additional benefits under the Deferred Compensation Plan accrued with respect to any Director in 2009. The only Director of the Company, past or current, who is entitled to any accrued benefits under the Deferred Compensation Plan is W. Leslie Duffy. Since Mr. Duffy continues to serve as a Director of the Company, he is not currently entitled to any payment of his accrued benefits under the Deferred Compensation Plan. The value of Mr. Duffy’s accrued benefits under the Deferred Compensation Plan is $30,000.

Under the Stock Plan, in lieu of the payment of retirement benefits in cash to the Outside Directors, on the date of the Annual Meeting for each year during the term of the Stock Plan, each person then serving as an Outside Director of the Company automatically receives a nonqualified stock option to purchase 325 shares of Common Stock of the Company at an exercise price equal to the fair market value of a share of Common Stock as of the date of grant (the “Director Retirement Stock Option”). The Director Retirement Stock Option is exercisable in three equal annual installments commencing as of the first anniversary of the date of grant and, unless the recipient ceases to serve as a Director of the Company, expires ten years from the date of grant. Accordingly, under the terms of the Stock Plan, each Outside Director was granted a Director Retirement Stock Option to purchase 325 shares of the Company’s Common Stock on April 24, 2009, at an exercise price of $3.67 per share.

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Inside Director

Mr. Barnhart is the only Company employee who serves as a Director and he does not receive any compensation for his Board activities. His compensation as an executive of the Company is disclosed in the Summary Compensation Table.

CORPORATE GOVERNANCE

General

Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. Lydall currently has eight members of the Board and is nominating these same eight individuals for reelection as Directors.

The Company is committed to good corporate governance to ensure that the Company is managed for the long-term benefit of its stockholders. The Board has adopted Corporate Governance Guidelines to provide a framework for the effective governance of the Company. The Corporate Governance Committee periodically reviews the Guidelines and recommends changes, as appropriate, to the Board for approval. The Board has three standing committees to facilitate and assist the Board in executing its responsibilities: the Audit Review Committee, the Compensation Committee and the Corporate Governance Committee. In accordance with NYSE Standards, each Committee is comprised solely of non-employee, independent Directors. The Board has adopted a charter for each of the three standing committees and the Company has a Code of Ethics and Business Conduct applicable to all Directors, officers and employees. Links to these materials can be found on Lydall’s website at www.lydall.com. All materials available at www.lydall.com are also available to stockholders in print without charge, upon written request to Lydall, Inc., P.O. Box 151, Manchester, CT 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

Since the date of the 2009 Annual Meeting, the Board has taken the following actions with respect to corporate governance matters:

•

Elimination of Shareholder Rights Plan.    In December of 2009, the Board voted to terminate the Company’s then-existing shareholder rights plan, or “poison pill,” and the plan was terminated effective as of December 17, 2009. The Company currently has no shareholder rights plan in effect, although it retains the authority to issue the shares of Series A Junior Participating Preferred Stock that were utilized for the prior shareholder rights plan.

•

Establishment of Stock Ownership Guidelines for Senior Executive Officers.    In December of 2009, based on the recommendation of the Corporate Governance Committee, the Board adopted stock ownership guidelines for the Chief Executive Officer and certain other senior executive officers of the Company. The guidelines became effective as of January 1, 2010, and covered individuals must comply within five years of the effective date. A discussion of these guidelines is contained below in Compensation Discussion and Analysis.

The Company posts additional information on its website from time to time as the Board makes changes to the Company’s corporate governance policies.

Committees

The table below shows current membership and indicates the chairperson* for each of the standing Board committees, each of whom is independent within the meaning of the NYSE Standards.

Audit Review Committee	Compensation Committee	Corporate Governance Committee
Kathleen Burdett*	Matthew T. Farrell	Kathleen Burdett
Matthew T. Farrell	Marc T. Giles	W. Leslie Duffy
Suzanne Hammett	William D. Gurley*	Marc T. Giles
S. Carl Soderstrom, Jr.	Suzanne Hammett	William D. Gurley
S. Carl Soderstrom, Jr.*

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The Audit Review Committee assists the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial reporting process, including the performance of the Company’s systems of internal accounting and financial controls, the Company’s internal audit function, the outside auditors’ qualifications and independence, the Company’s process for monitoring compliance with applicable legal, regulatory and ethics programs, and the annual independent audit of the Company’s financial statements.

The Audit Review Committee meets periodically with management to consider the adequacy of the Company’s internal controls and its financial reporting process. It also discusses these matters with the Company’s internal auditors, independent auditors, and appropriate Company financial personnel. The Audit Review Committee reviews the Company’s financial statements and discusses them with management and the independent auditors before those financial statements are filed with the SEC.

The Audit Review Committee meets regularly in private session with the independent auditors, has the sole authority to retain and dismiss the independent auditors, and periodically reviews their performance and independence from management. The independent auditors have unrestricted access to, and report directly to, the Audit Review Committee.

The Board has determined that each member of the Audit Review Committee is “financially literate” within the meaning of the NYSE Standards, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” for purposes of NYSE Standards and Section 10A(m)(3) of the Exchange Act.

The Compensation Committee has overall responsibility for the Company’s compensation and incentive plans and programs. These responsibilities include: making recommendations to the Board regarding the Company’s incentive and equity-based compensation plans and non-CEO compensation policy; reviewing and approving the Company’s goals and objectives relevant to compensation (including CEO compensation), such as the goal of attracting and retaining highly qualified individuals and motivating individual performance leading to increased stockholder value; evaluating the Chief Executive Officer’s performance annually, in light of the Company’s goals and objectives relevant to compensation, and determining and approving the Chief Executive Officer’s annual compensation, including incentive awards; developing a succession plan for the Chief Executive Officer in consultation with the Corporate Governance Committee; reporting on executive compensation to the stockholders in the proxy statement, in accordance with applicable rules and regulations; approving all grants of stock awards pursuant to the Company’s stock incentive compensation plans; and approving all executive employment agreements, executive compensation arrangements, officer indemnification and insurance arrangements.

The Corporate Governance Committee identifies individuals who are qualified to become Board members consistent with criteria approved by the Board; selects the Director nominees for the next annual meeting; makes recommendations to the Board as to the membership and chairperson of each standing committee; develops and recommends to the Board a set of corporate governance guidelines applicable to the Company designed to provide for effective and efficient governance of the Company; oversees the evaluation of the Board and its members; evaluates annually the performance of the Committee; and provides guidance on matters relating to corporate governance.

Leadership Structure

The Bylaws of the Company provide that the Board may elect from its members a Chairman of the Board and, if the Board so determines, a Vice Chairman of the Board, neither of whom shall be deemed to be officers or employees of the Company, unless otherwise specifically determined by the Board. Pursuant to this authority, the Board has elected Mr. Duffy as the Chairman of the Board. Neither the Bylaws nor the Company’s Corporate Governance Guidelines specify that the position of Chairman may not be held by a corporate officer, such as the President and Chief Executive Officer of the Company, but the Company has had a non-management Chairman since 1998. The Board and the Corporate Governance Committee believe this leadership structure is appropriate for the Company at the present time. The Board and the Corporate Governance Committee further believe that separation of the offices of Chairman of the Board and Chief Executive Officer at this time serves to enhance the Board’s leadership role in fulfilling its oversight responsibilities.

Independence Determination

The Board has made its annual determination, concluding that all of the non-employee Directors, including all of those who serve on the above-described committees, are “independent” for purposes of the NYSE Standards, and that the members of the Audit Review Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act. The Board has adopted

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categorical independence standards which are set forth in the Company’s Corporate Governance Guidelines (available on www.lydall.com). The Board has determined that each non-employee Director meets those categorical standards. The Board based these determinations primarily on a review of the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent Directors (under the NYSE Standards). No executive officer of the Company has served as a Director or a member of a compensation committee of another company where any member of the Compensation Committee is an executive officer.

Risk Oversight

The Board oversees the business and strategic risks of the Company. The Audit Review Committee oversees financial reporting and compliance risks confronting the Company. The Compensation Committee oversees risks associated with the Company’s compensation policies and practices, including variable cash compensation, equity compensation and change in control plans.

The Company provides detailed Risk Factors impacting its business in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, the Company prefers to avoid related party transactions.

The Company has a policy in place for review and prior approval of all related party transactions by the Corporate Controller’s Department. In addition, annually, the Corporate Secretary obtains responses of the Directors and executive officers to questions regarding the employment of family by the Company and other relationships they might have with the Company. The Company then compiles a list of those companies reported and compares it against the record of companies with whom the Company transacts business, noting the dollar volume of transactions with such companies, if any. The Company then provides a report to the members of the Audit Review Committee, who review the information in conjunction with SEC rules to determine if any transaction requires disclosure.

Based on its review, the Audit Review Committee has determined that the Company did not engage in any related party transactions requiring disclosure during fiscal year 2009.

Board Attendance

During fiscal year 2009, the Board held eleven meetings and acted by unanimous written consent on one occasion. The Audit Review Committee held seven meetings and acted by unanimous written consent on one occasion; the Compensation Committee held eight meetings and acted by unanimous written consent on one occasion, and the Corporate Governance Committee held four meetings. Each of the Directors attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member during fiscal year 2009. It is the Board’s practice to meet in executive session without members of management present at every Board meeting held in person. These sessions are presided over by the Chairperson.

A Board meeting is scheduled in conjunction with the Company’s Annual Meeting and, in accordance with the Corporate Governance Guidelines, all of the Director nominees are expected to attend the Annual Meeting. All Director nominees attended last year’s Annual Meeting.

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COMMUNICATIONS WITH DIRECTORS

Stockholders of Lydall and other parties may contact the Chairman of the Board by email at: chairman@lydall.com and if interested in communicating with the Board, or any Director, may write to them at the following address:

Lydall, Inc.

P.O. Box 151

Manchester, CT 06045-0151

Communications are distributed to the Board, or to any individual Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management Director upon request.

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SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN

OFFICERS AND 5% BENEFICIAL OWNERS

The following table lists, to the Company’s knowledge, the ownership of Common Stock and the nature of such ownership for: (a) each Director or nominee for Director, (b) each officer named in the Summary Compensation Table who is not reported under (a), (c) all current executive officers and Directors of Lydall as a group, and (d) each person who beneficially owns in excess of 5% of the outstanding shares of Common Stock. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed and the address for each person is c/o Lydall, Inc., P.O. Box 151, Manchester, CT 06045-0151. Except as otherwise indicated, all information is given as of March 1, 2010.

Name	Amount and Nature of Beneficial Ownership		Percent of Class*
(a)
Dale G. Barnhart	179,381	(1)	1.05%

Kathleen Burdett	48,315	(2)	*

W. Leslie Duffy, Esq., Chairman	67,084	(3)	*

Matthew T. Farrell	61,193	(4)	*

Marc T. Giles	22,243	(5)	*

William D. Gurley	40,491	(6)	*

Suzanne Hammett	53,123	(7)	*

S. Carl Soderstrom, Jr.	48,315	(8)	*

(b)
Erika H. Turner	24,103	(9)	*

Peter V. Ferris	49,580	(10)	*

Kevin T. Longe	68,759	(11)	*

Joseph K. Wilsted	37,868	(12)	*

Thomas P. Smith	50,894	(13)	*

(c)
Current Directors and Executive Officers as a Group (16 persons) (excluding Mr. Smith)	801,567		4.69%

(d)
Royce & Associates LLC 745 Fifth Avenue New York, NY 10151	1,178,610	(14)	7%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,429,532	(15)	8.49%
Rutabaga Capital Management 64 Broad Street, 3rd Floor Boston, MA 02109	1,079,877	(16)	6.41%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,654,700	(17)	9.82%
*	Indicates that the Director/Officer beneficially owns less than 1% of the outstanding shares of Common Stock.
(1)

Includes 18,250 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010; 34,509 Restricted Stock Award shares granted under the Stock Plan that carry full voting rights; and 124,000 Performance Shares Award shares granted under the Stock Plan that carry full voting rights.

(2)	Includes 23,216 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010.
(3)	Includes 24,879 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010.
(4)	Includes 23,216 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010.
(5)	Includes 6.927 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010.
(6)	Includes 11,299 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010.

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(7)	Includes 24,879 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010.
(8)	Includes 23,216 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010.
(9)

Includes 5,000 Restricted Stock Award shares granted under the Stock Plan that carry full voting rights and 19,000 Performance Shares Award shares granted under the Stock Plan that carry full voting rights.

(10)

Includes 7,250 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010; 11,299 Restricted Stock Award shares granted under the Stock Plan that carry full voting rights; and 29,000 Performance Shares Award shares granted under the Stock Plan that carry full voting rights.

(11)

Includes 21,750 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010; 16,420 Restricted Stock Award shares granted under the Stock Plan that carry full voting rights; and 30,000 Performance Shares Award shares granted under the Stock Plan that carry full voting rights.

(12)

Includes 2,500 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010; 4,594 Restricted Stock Award shares granted under the Stock Plan that carry full voting rights; and 30,000 Performance Shares Award shares granted under the Stock Plan that carry full voting rights.

(13)

Includes 36,163 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 1, 2010; 6,514 Restricted Stock Award shares granted under the Stock Plan that carry full voting rights; and 1,500 shares of common stock owned by Mr. Smith’s spouse.

(14)	As of December 31, 2009, based on information reported in Schedule 13G filed with the SEC on January 25, 2010.
(15)

As of December 31, 2009, based on information reported in Schedule 13G filed with the SEC on February 8, 2010. As set forth in the Schedule 13G, Dimensional Fund Advisors LP had, as of December 31, 2009, sole dispositive power with respect to all of the shares and sole voting power with respect to 1,406,372 shares.

(16)

As of December 31, 2009, based on information reported in Schedule 13G filed with the SEC on February 9, 2010. As set forth in the Schedule 13G, Rutabaga Capital Management had, as of December 31, 2009, sole dispositive power with respect to all of the shares, sole voting power with respect to 656,700, and shared voting power with respect to 423,177 shares.

(17)

As of December 31, 2009, based on information reported in Schedule 13G filed with the SEC on February 12, 2010. As set forth in the Schedule 13G, T. Rowe Price Associates, Inc. had, as of December 31, 2009, sole dispositive power with respect to all of the shares and sole voting power with respect to 4,700 shares. T. Rowe Price Small-Cap Value Fund, Inc. had, as of December 31, 2009, sole voting power with respect to 1,650,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, Directors, persons who own more than 10% of a registered class of the Company’s equity securities, and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (“Beneficial Ownership Reports”) with the SEC and furnish copies of such reports to the Company. Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2009.

Compensation Committee Report on Executive Compensation

The Compensation Committee (the “Committee”) is composed of independent Directors, as defined under the NYSE Standards and applicable laws. The Committee was appointed by the Board and chartered to oversee the compensation of Lydall executives and Directors and to review and approve all incentive programs of the Company. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

A link to the Compensation Committee’s Charter can be found on www.lydall.com.

Matthew T. Farrell

Marc T. Giles

William D. Gurley, Chairman

Suzanne Hammett

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The goal of the Company’s executive pay program is to create long-term value for the Company’s stockholders by rewarding executives based on favorable performance and results and providing executives with incentives to grow the Company’s business and increase stockholder value. The Compensation Committee (the “Committee”) designed the Company’s executive pay program to implement this goal by providing:

•	executives with opportunities for rewards that are directly tied to the Company’s financial and operating performance;

•	forms of compensation intended to align the executives’ interests with those of the stockholders; and

•	compensation awards structured to encourage executives to remain as productive long-term employees of the Company.

Importantly, a significant portion of the executives’ pay is at risk if financial performance goals are not met.

Compensation Objectives

Create Incentives That Motivate Performance

The Committee believes that executives should be rewarded for achievement that results in favorable financial and operating performance by the Company. Consequently, annual and long-term incentive awards are structured to provide competitive compensation that increases as performance improves. Key elements of executive compensation that depend on the Company’s results include:

•	annual incentive award payouts that are tied to achievement of financial performance targets, with opportunities for more compensation should actual results exceed targets; and

•

long-term incentive awards that are made in the form of stock options and performance-based stock awards contingent upon the Company achieving specific financial targets over a one and three-year period.

Align Management and Stockholder Interests

The Committee also provides compensation and adopts policies that are intended to align the interests of executives with those of the stockholders. These include:

•	granting executives compensation opportunities in the form of equity awards, so that the compensatory value of an award corresponds with changes in the Company’s stock price;

•

making cash and equity awards contingent upon the Company achieving financial measures that correlate with long-term stockholder value such as income from operations, earnings per share and free cash flow; and

•	adopting share retention guidelines that require executives to acquire and hold an amount of stock equal to a multiple of their annual base salaries.

Retain High Quality Executives

The Committee aims to attract, motivate and retain executive officers by:

•	offering competitive base salaries, cash bonuses and annual and long-term performance incentive opportunities; and

•	granting equity awards that require continued employment to vest.

Implementing Our Objectives

Overseeing Executive Compensation Programs

The Committee has been appointed by the Board to determine matters relating to the compensation of the Chief Executive Officer and oversee matters relating to the compensation of other senior level officers of the Company. Reporting to the Board, the Committee also has overall responsibility for the Company’s compensation and incentive plans and programs. The Committee is composed exclusively of non-employee Directors who are “independent Directors” as that term is defined under the NYSE Standards. For a more detailed account of the Committee’s compensation-related responsibilities and its composition, please see the discussion under the heading “Corporate Governance — Committees” in this proxy statement.

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Determining Compensation

The Committee seeks the advice of the Chief Executive Officer with respect to compensation for the officers listed in the Summary Compensation Table (the “Named Executive Officers”) other than the Chief Executive Officer. The Committee determines and approves the Chief Executive Officer’s compensation and approves the compensation for each other Named Executive Officer. The Committee has engaged an independent compensation consultant, Watson Wyatt & Company (the “Consultant”), to provide the Committee with market and competitive information to assist the Committee in making compensation determinations for all of the Named Executive Officers and to develop compensation programs for them.

In determining compensation for the Named Executive Officers in fiscal 2009, including the grant of long-term stock incentive awards, the Committee considered the following:

o	Tally Sheets — Five-year compensation histories for each of the Named Executive Officers that summarize total cash paid and equity granted during that period. Included on the Tally Sheets were base salary and percentage increases in base salary, target bonus and actual paid bonuses, perquisites (including, when appropriate, personal use of company leased vehicle or car allowance, club fees, executive life and disability insurance premiums and related tax gross up, relocation and related tax gross up, tax preparation fees and related tax gross up), Company matches for the 401(k) and employee stock purchase plans, and restricted stock and option grants.

o	Current Internal Pay Ratios — Current internal pay ratios between the Chief Executive Officer’s base salary and the average of the base salaries for the next four highest paid executive officers.

o	Accumulated Wealth Analysis Showing Gains on Equity Grants — The long-term equity based compensation accumulated by each of the Named Executive Officers over the past five years shows the cash gained from exercises, gains from unvested option shares at current market price, value of vested options that are above current market price, and value at the vest date of all vested restricted stock. Data is also provided that shows the projected value of unvested performance-based stock awards assuming performance-based stock awards will vest at target levels.

o	Severance Pay — The total compensation due to each Named Executive Officer in the event of a termination of employment as of December 31, 2009 (see “Executive Compensation — Potential Payments Upon Termination or Change-In-Control” below).

o	Peer Group Compensation Study — As discussed further below, the Committee considered the compensation levels and types of incentive compensation offered by its peer companies.

The Committee uses these tools to review each executive’s performance in relation to the Company’s financial performance and the individual’s responsibilities and achievements. The Committee also evaluates each individual’s total compensation compared with other executives within the organization. Periodically throughout the year, the Committee discusses the philosophy for the overall compensation packages, and considers whether to modify the compensation packages and the relative mix of compensation elements and make special awards.

Role of Management

The Chief Executive Officer assists the Committee in reaching decisions on the compensation packages for the Named Executive Officers other than the Chief Executive Officer. This assistance can include making recommendations regarding salary and incentive compensation levels based on management’s review of performance, achievement of goals and objectives, and competitive market information. The other executive officers do not play a role in their own compensation determinations or that of others, except to discuss their own respective individual performance goals and objectives with the Chief Executive Officer. No executive officers are involved in determining Director compensation.

Role of Consultant

The Committee considers information and advice obtained from the Consultant in determining the compensation packages for the Named Executive Officers. The Committee has from time-to-time also engaged the Consultant to provide the Committee with a formal written assessment of the Company’s executive compensation levels relative to industry peers. In the Fall of 2008, in connection with evaluating fiscal 2009 compensation, the Committee retained the Consultant to prepare a compensation assessment for each of the Named Executive Officers, as discussed below in “Benchmarking.” From time-to-time, the Consultant has also provided the Committee with general views on specific compensation programs.

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Benchmarking

In October, 2008, the Consultant issued a report (the “Compensation Assessment”) evaluating both the overall level of compensation paid to the Company’s executive officers and the role of “pay-for-performance” in the Company’s pay practices. The Compensation Assessment analyzed the pay practices of fifteen peer companies and applied the findings of the 2008/2009 Watson Wyatt Top Management Compensation Survey and the 2008 Mercer Executive Benchmark Database. Depending on the similarity of the peer company information to the job functions held by the Company’s executive officers, the Consultant assigned a relative weighting to the peer company analysis and the more general survey analyses. For example, the Consultant relied solely on the peer company analysis with respect to the Company’s Chief Executive Officer and Chief Financial Officer; and the Consultant weighted its results 33% to the peer companies and 67% to the more general survey analysis with respect to the other Named Executive Officers.

The peer company group used by the Consultant in the Compensation Assessment and listed below did not change from that previously used by the Consultant for the Company:

•	Ameron International Corporation

•	Ampco-Pittsburgh Corporation

•	Badger Meter, Inc.

•	Circor International, Inc.

•	Esco Technologies, Inc.

•	Flanders Corporation

•	Flow International Corporation

•	Gentex Corporation

•	Gorman-Rupp Co.

•	Kadant, Inc.

•	Kaydon Corporation

•	Material Sciences Corporation

•	MFRI, Inc.

•	Rogers Corporation

•	Standex International Corporation

This peer group was compiled based on a review of similar U.S. publicly traded companies considering industry, employee headcount, revenue and market capitalization. The peer group also includes companies that are competitors for customers, competitors for talent or competitors for capital, meaning those companies that are considered comparable investment opportunities by Wall Street analysts.

Based on this review of overall compensation levels and pay-for-performance, the Compensation Assessment concluded that:

•	cash compensation (which included base salary and annual cash incentive award targets) for Named Executive Officers are generally competitive with the 50th percentile of the market;

•	annual long-term incentive awards were below the market median, constituting a smaller portion of a Named Executive Officer’s total pay than is typical; and

•

the Company’s incentive plans reflect a “pay-for-performance” philosophy by making incentive plan targets a significant portion of each Named Executive Officer’s compensation and tying payments to the financial performance of the Company.

The Committee used these findings, among other information, to assess what total cash and equity compensation would be for its executives at approximately the 50th percentile of the weighted-average survey results contained in the Compensation Assessment, as applicable to that executive, with the opportunity for additional compensation based on the achievement of performance goals and objectives. However, the actual targeted compensation for the Named Executive Officers in 2009 was generally below the 50th percentile because of the limited availability of shares under the Stock Plan. At the 2009 Annual Meeting stockholders approved an increase of 1,000,000 shares that may be issued pursuant to the Stock Plan. The increased pool will be used to support long-term incentive awards for 2010 and beyond. Because of this, the Committee does not view the 2009 compensation package as benchmarked to the weighted-average survey results contained in the Compensation Assessment.

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The actual compensation for the Named Executive Officers for 2009 was below this actual targeted amount because none of the executive officers received a payment under the Annual Incentive Performance Program (“AIP”) relating to 2009, other than Mr. Ferris, the President of the Company’s subsidiary Charter Medical, Ltd., who achieved a below-target AIP payment relating to 2009 based solely on the performance of Charter Medical. See “Elements of Compensation — Annual Incentive Performance Program” below.

Elements of Compensation

The 2009 compensation for the Named Executive Officers consisted of cash compensation paid in the form of base salary and a performance bonus for which each individual was eligible under the AIP, long-term equity incentive awards in Company stock, and other miscellaneous perquisites. Each element of compensation is explained in detail below.

Cash Compensation

The cash compensation payable to the Company’s executive officers includes their base salaries and their annual cash bonuses, if any, payable under the Company’s AIP.

Base Salary

The Committee annually determines and approves the base salary of the Chief Executive Officer and reviews and approves management’s recommendation for the base salaries of the other Named Executive Officers. In each case, the Committee considers competitive salary practices; the executive’s individual performance, responsibilities, and experience; the Company’s performance and financial condition; and external market and economic conditions. In establishing base salary as a component of the 2009 compensation package for the Named Executive Officers, the Committee targeted the 50th percentile as indicated in the Compensation Assessment.

The 2009 compensation packages for each of the Named Executive Officers were considered and approved by the Committee at a regularly scheduled meeting of the Committee held on December 9, 2008. Based on then-current market conditions and the recent financial performance of the Company, the Committee approved management’s recommendation to implement a 3% reduction in base pay for all Named Executive Officers, effective April, 2009.

Annual Incentive Performance Program

Under the Company’s AIP relating to 2009, executives were eligible to receive cash bonuses if the Company achieved consolidated operating income and free cash flow (defined by the AIP as operating income, plus depreciation, plus/minus changes in working capital, minus capital spending) objectives as determined by the Committee. Other than the Target Bonus Percentage for Ms. Turner that was established in connection with Ms. Turner joining the Company in November 2009, the framework for the 2009 AIP was determined by the Committee in January 2009. The AIP works as follows:

•

Assignment of Target Bonus Percentage — The Committee approves for each eligible executive, including each of the Named Executive Officers, a bonus percentage of the participant’s base salary (the “Target Bonus Percentage”). The Target Bonus Percentage was determined based on information provided by the Consultant and an internal assessment of the participant’s position level and responsibilities. Target Bonus Percentages under the AIP for 2009 for Named Executive Officers ranged from 40% to 80% of base salary, as follows:

Named Executive Officer	Target Bonus Percentage
Dale G. Barnhart	80%
Erika H. Turner	40%
Kevin T. Longe	40%
Peter V. Ferris	40%
Joseph K. Wilsted	40%
Former Named Executive Officer
Thomas P. Smith	40%

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•

Performance Metrics — Under the AIP, certain performance metrics are established against which achievement of targets is measured (the “Performance Metrics”). The Committee established the 2009 Performance Metrics for the Named Executive Officers as follows: for Named Executive Officers who are not business unit leaders, consolidated operating income and consolidated free cash flow; and for Named Executive Officers who are business unit leaders, a combination of consolidated and business unit operating income, and consolidated and business unit free cash flow.

•

Establishment of Performance Metrics Targets — Based upon information provided by management, the Committee annually approves targets for the Performance Metrics (the “Performance Metric Targets”). In January 2009, Performance Metric Targets for operating income and free cash flow were established on a consolidated basis and for the four business units, Performance Materials, Automotive, Charter Medical and Affinity. The Company is not disclosing the specific Performance Metric Targets because they represent confidential, commercially sensitive information that the Company does not disclose to the public. The Company believes that disclosure of the specific Performance Metric Targets would cause competitive harm because of the financial information included therein. Disclosure of both operating income and free cash flow targets either on a consolidated or on a business unit basis is inherently competitive and disclosure of these targets would give our competitors insight into our financial objectives which is not otherwise publicly disclosed.

•

Target Bonus Percentage Allocation — For Named Executive Officers, other than business unit leaders, the Target Bonus Percentage is divided equally (i.e. 50% each) between the consolidated operating income and consolidated free cash flow targets. For Named Executive Officers who are business unit leaders, the Target Bonus Percentage is divided equally (i.e. 25% each) among consolidated operating income, consolidated free cash flow, business unit operating income, and business unit free cash flow targets.

•

Computation of AIP Cash Payout — Based on each individual’s Target Bonus Percentage and the Performance Metrics and the Performance Metric Targets, each participant’s cash bonus under the AIP is earned when, and to the extent that, the Performance Metric Target ranges indicated in the table below are achieved:

AIP Cash Bonus Earned	Consolidated Income Range (% of Target)	Business Unit Operating Income Range (% of Target)	Consolidated Free Cash Flow Range (% of Target)	Business Unit Free Cash Flow Range (% of Target)
50% Payout	80%-89%	80%-89%	80%-89%	80%-89%
70%-97% Payout	90% to 99%	90% to 99%	90% to 99%	90% to 99%
100% Payout	100%	100%	100%	100%

Participants may earn an amount below or in excess of the target payout, depending on whether or not the above targets are met. If the above targets are exceeded, Named Executive Officers that are not business unit leaders receive an additional payment equal to their proportionate amount of 30% of the excess of consolidated income or consolidated free cash flow above target, and Named Executive Officers that are business unit leaders receive an additional payment equal to their proportionate amount of 30% of the excess of consolidated income or consolidated free cash flow exceeds target if the corresponding business unit measure also exceeds target. In all cases, the maximum AIP payment that may be made is 1.1 times the participant’s individual target bonus.

Based on the Company’s financial results for the year-ended December 31, 2009, the Committee determined that none of the Named Executive Officers had earned any payment under the AIP other than Mr. Ferris, the President of the Company’s subsidiary Charter Medical, Ltd., who achieved a below-target AIP payment relating to 2009 free cash flow based solely on the performance of Charter Medical. This payment to Mr. Ferris is included in the Non-Equity Incentive Plan Compensation column in the “Fiscal Year 2009 Summary Compensation Table” in the Executive Compensation Tables section of this Proxy Statement.

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Long-Term Incentive Awards

The Committee believes that executives and other employees who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant stake in the Company. Equity grants focus on the retention of executive officers over a period of time and the alignment of their award to improved Company profitability and the advancement of stockholder interests over the long term.

As part of the 2009 executive officer compensation, the Company added performance-based restricted shares (performance share awards or PSAs) to the mix of equity awards that includes time-based restricted shares and incentive stock options. The Committee approved the following equity awards for Named Executive Officers as part of their 2009 compensation package:

•

Time-Based Incentive Stock Option Awards — The Committee approved the award of incentive stock options on December 9, 2008. The purchase price for these stock options is the fair market value of the Company’s Common Stock as of the date of grant (i.e. December 9, 2008) and vest in equal annual increments of 25% commencing on the first anniversary of the date of grant.

•

Time-Based Restricted Stock Awards — The Committee approved restricted stock awards for each of the Named Executive Officers on December 9, 2008. The restricted stock awards vest in four equal annual installments commencing on December 7, 2009.

•

Performance-Based Restricted Stock Awards — The Committee approved the award of PSAs on January 12, 2009. The PSAs will be settled or determined upon certification by the Committee that the Company has achieved an established earnings per share target for fiscal 2011. Performance below 95% of the earnings per share target will result in none of the shares vesting; performance at 95% of the earnings per share target will result in 80% of the shares vesting; performance at 100% of the earnings per share target will result in 100% of the shares vesting; performance at 110% or above the earnings per share target will result in a maximum of 120% of the shares vesting; and performance between these specified amounts will result in a number of shares to vest determined on a linear basis between the specified target amounts. To the extent they are settled or determined, these PSAs will vest immediately upon such certification by the Committee. The Company is not disclosing the specific earnings per share target because it represents confidential, commercially-sensitive information that the Company does not disclose to the public and that could cause competitive harm because of the financial information included therein if known in the marketplace. Both earnings per share and the factors that influence earnings per share, such as revenue and efforts to control costs, are inherently competitive and if disclosed provide valuable insight of areas in which the Company is focusing. The Committee set the 2011 earnings per share target for the PSAs at a level that it believed would be challenging but possible for the Company to achieve.

The awards to Ms. Turner were made on November 4, 2009 at the time Ms. Turner joined the Company. Accordingly, the time-based grants made to Ms. Turner vest in four equal annual installments commencing on the first anniversary of the grant date. Similarly, the awards to Mr. Wilsted were made on August 6, 2008, at the time Mr. Wilsted joined the Company, and vest in four equal annual installments commencing on the first anniversary of the grant date.

The following is a summary of the long-term incentive awards that were made to the Named Executive Officers as part of their 2009 compensation:

Named Executive Officer	Time-Based Incentive Stock Option Award (December 9, 2008)	Value of Time-Based Incentive Stock Option Award on Date of Grant (December 9, 2008(1) ($)	Time-Based Restricted Stock Award (December 9, 2008)	Value of Time-Based Restricted Stock Award on Date of Grant (December 9, 2008)(1) ($)	Performance- Based Restricted Stock Award (January 12, 2009)	Value of Performance- Based Restricted Stock Award on Date of Grant (January 12, 2009)(1) ($)	Total Equity Value of Grants Made on December 9, 2008, and January 12, 2009(1) ($)
Dale G. Barnhart	5,000	11,389	10,000	46,400	30,000	157,500	215,289
Erika H. Turner(2)	12,000	36,730	5,000	27,550	N/A	—	64,280
Peter V. Ferris	3,000	6,833	5,000	23,200	10,000	52,500	82,533
Kevin T. Longe	3,000	6,833	5,000	23,200	10,000	52,500	82,533
Joseph K. Wilsted(3)	10,000	59,743	5,000	63,750	10,000	52,500	175,993
Thomas P. Smith(4)	3,000	6,833	3,000	13,920	4,000	21,000	41,753
(1)	The amounts in these columns represent the grant date fair value determined in accordance with FASB ACS Topic 718.
(2)	The awards to Ms. Turner were granted on November 4, 2009, at the time Ms. Turner joined the Company, as her initial hire grants.
(3)	The awards to Mr. Wilsted were granted on August 6, 2008, at the time Mr. Wilsted joined the Company, as his initial hire grants.
(4)	Mr. Smith is a former Named Executive Officer of the Company.

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The time-based stock option awards and the time-based restricted stock awards granted to the Named Executive Officers (other than Ms. Turner) in 2008 are reflected in the Summary Compensation Table as a 2008 compensation item because these awards were granted in 2008, even though these awards relate to 2009 compensation. The performance-based restricted stock awards granted in January, 2009 relating to the 2009 compensation package are reflected in the Summary Compensation Table as a 2009 compensation item because these awards were granted in 2009.

Similarly, the awards granted in 2008 relating to the compensation package for 2009 were reflected in last year’s proxy statement in the table titled “Grants of Plan-Based Awards For 2008”, while the awards granted in 2009 relating to the compensation package for 2010 are reflected in this proxy statement in the table titled “Grants of Plan-Based Awards For 2009.”

The Company does not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news.

Adjustment or Recovery of Awards

Under Section 304 of the Sarbanes-Oxley Act, if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO could be required to reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the twelve months following the first public issuance of the non-complying document, and for any profits realized from the sale of the Company’s securities during those twelve months.

Under the Stock Plan, any award recipient who breaches his or her non-competition, non-interference, non-solicitation or confidentiality obligations to the Company may be obligated, subject to the Committee’s sole discretion, to return to the Company the “Economic Value” of any award that was realized or obtained by the recipient at any time during the six-month period prior to the date the recipient’s employment with the Company terminated. Additionally, the Committee may annul any award granted under the Stock Plan if the recipient’s employment is terminated for cause and, in such event, the Committee may, in its sole discretion, require the recipient to return to the Company the “Economic Value” of any award that was realized or obtained by the recipient at any time during the six-month period prior to the date the recipient’s employment with the Company terminated.

Other Compensation

Severance and Change in Control Agreements — Each of the Named Executive Officers has entered into an Employment Agreement that provides for payment under specified conditions after a change in control of the Company or upon the executive’s termination under certain circumstances, as described in detail under “Executive Compensation — Potential Payments Upon Termination or Change-In-Control.” In exchange for the receipt of the termination benefits provided for under the Employment Agreements, the Named Executive Officers are required to execute and deliver a general release of all claims in favor of the Company. The Company enters into these agreements to ensure that the Named Executive Officers continue to act in the best interests of the Company’s stockholders in the event of a prospective or actual change in control and to serve as an added executive retention feature.

Perquisites — The Company provides limited perquisites to Named Executive Officers. All of the Named Executive Officers are eligible to the same extent as all other non-union Lydall employees to participate in the Company’s medical and dental insurance and Company match to the 401(k) and employee stock purchase plans. The attributed costs of the personal benefits for the Named Executive Officers are included in “All Other Compensation” column of the Summary Compensation Table below.

All Named Executive Officers, other than Mr. Ferris, are currently covered under an Executive Life Program and an Executive Disability Insurance Program up to the applicable insurable limits. The programs provide for life insurance benefits at four times base salary for the Chief Executive Officer and three times base salary for the other Named Executive Officers, and annual executive disability proceeds at a target level of 100% of a named executive officer’s base salary, in each case up to applicable insurance limits. The full amount of the premiums paid by the Company for these benefits is reflected in the “All Other Compensation” column of the Summary Compensation Table below. If a Named Executive Officer had died or had become disabled on December 31, 2009, the Named Executive Officer would have been eligible for the benefits set forth in the table below:

Named Executive Officer	Executive Life Proceeds	Annual Executive Disability Proceeds
Dale G. Barnhart	$1,833,300	$180,000
Erika H. Turner	$825,000	$86,256
Peter V. Ferris (1)	—	—
Kevin T. Longe	$877,275	$153,252
Joseph K. Wilsted	$885,000	$101,256
Former Named Executive Officer
Thomas P. Smith	$741,603	$102,480
(1)	Mr. Ferris’ employment agreement does not provide for benefits under the Executive Life Program or the Executive Disability Insurance Program.

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Other perquisites provided to Named Executive Officers in 2009 included car allowances, personal gas usage, relocation services and tax preparation allowances. Named Executive Officers receive tax gross up payments for the executive life insurance premium, any tax preparation services and any applicable relocation expenses, which are intended to eliminate any adverse tax consequences. These perquisites awarded to the Named Executive Officers are disclosed in the “All Other Compensation” column of the Summary Compensation Table below.

401(k)/Defined Contribution Plan — The Company provides a tax-qualified defined contribution retirement plan to eligible union and non-union employees, including Named Executive Officers, for retirement in the form of a 401(k) savings plan. For non-union participants, the Company makes a matching contribution equal to 100% of the participant’s salary deferrals of up to 6% of a participant’s annual salary, subject to IRS limits. The compensation eligible for the matching contribution includes any cash bonuses, but excludes the value of any equity compensation. Given the state of the economy and the industry in which the Company operates, effective May 1, 2009, the Company suspended the 401(k) match for all Company non-union employees, including the Named Executive Officers, and the suspension remains in place. Accordingly, no matching contribution was made by the Company after April 30, 2009, for non-union participants.

Defined Benefit Pension Plan — Until June 30, 2006, the Company’s Named Executive Officers at that time earned benefits under the Lydall Pension Plan No. 1A, a defined benefit plan. The benefits under the Pension Plan were frozen as of June 30, 2006, and all active participants were fully vested on that date, regardless of their years of credited service. The normal retirement age is 65, and a reduced early retirement benefit may be elected with ten or more years of service, starting at age 55 with a 50% reduction. Service continues to accumulate after June 30, 2006, for early retirement eligibility. Credited service under the Pension Plan cannot exceed actual years of service with the Company. The annual benefit payable at normal retirement, in a single life annuity, is equal to 2% of eligible compensation for all years of service from January 1, 1980, through the last payroll period ending before June 30, 2006 (1.75% of 1980 compensation for all years before 1980). The actuarial present value of accumulated benefits payable to each named executive officer under the Lydall Pension Plan No. 1A is summarized in the table below entitled “Pension Benefits for 2009.”

Welfare Plans — The Company offers a health care plan that provides medical, dental, prescription drug, and vision coverage to its employees, including the Named Executive Officers.

Other Fiscal 2009 Compensation Matters

Separation of Thomas P. Smith, Vice President, Chief Financial Officer and Treasurer

In November 2009, the Company announced that Mr. Smith, the Vice President, Chief Financial Officer and Treasurer, resigned his positions with the Company effective as of the close of business on November 3, 2009. Mr. Smith and the Company entered into a short-term consulting arrangement, which expired on December 31, 2009, to ensure a smooth transition of his responsibilities.

In connection with the termination of his employment, Mr. Smith is entitled to receive severance benefits as set forth in his Employment Agreement, dated January 10, 2007. These severance benefits include the payment to Mr. Smith over a period of twelve months beginning on the date of his termination of his base salary and the payment of the average of the annual bonuses he earned under the Company’s AIP for the three calendar years preceding his termination of employment (i.e. for calendar years 2006, 2007 and 2008). Mr. Smith’s severance arrangement also entitled him to receive a pro-rated portion of his 2009 cash bonus award under the Company’s AIP, although, as indicated in the discussion above under “Annual Incentive Performance Program,” Mr. Smith’s actual 2009 AIP cash bonus was subsequently determined to be $0. Finally, Mr. Smith’s severance arrangement included the Company’s agreement to: (i) accelerate the vesting of all unvested stock options and time-based restricted stock awards granted to Mr. Smith; (ii) allow Mr. Smith to exercise outstanding stock options granted under the Stock Plan and held by Mr. Smith throughout the entire, original ten-year terms stipulated in the option agreements, notwithstanding the termination of Mr. Smith’s employment with the Company; and (iii) permit Mr. Smith’s continued use of the car leased by the Company on his behalf through expiration of the lease in November 2010. Mr. Smith’s unvested performance-based stock awards expired upon his termination.

The total amount paid or accrued to Mr. Smith in connection with the termination of his employment is set forth in the “Summary Compensation Table below. See also “Executive Compensation — Potential Payments Upon Termination or Change-In-Control” below.

Employment Arrangement for Erika H. Turner, Vice President, Chief Financial Officer and Treasurer

Erika H. Turner joined the Company on November 2, 2009, and assumed the positions of Vice President, Chief Financial Officer and Treasurer, effective as of November 4, 2009. Ms. Turner’s compensation arrangements were reviewed with, and

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determined based upon feedback from, Heidrick & Struggles, the executive search firm responsible for her placement with the Company, and the October 2008 Compensation Assessment prepared by the Consultant.

Ms. Turner is entitled to receive the following compensation and benefits:

•	an annual base salary of $275,000, less applicable withholdings, paid on a bi-weekly basis;

•	eligibility to participate in the Company’s AIP at 40% of her actual paid base salary in accordance with the terms and conditions of the AIP;

•

the grant of an incentive stock option entitling her to purchase 12,000 shares of the Company’s Common Stock at a per share exercise price equal to 100% of the fair market value of such stock as of November 4, 2009 (which grant is scheduled to vest in four equal annual installments);

•	the grant as of November 4, 2009 of a time-based restricted stock award covering 5,000 shares of the Company’s Common Stock (which grant is scheduled to vest in four equal annual installments);

•	two weeks of paid vacation for the balance of 2009 and four weeks of paid vacation in 2010 and each year thereafter;

•	an $800 monthly car allowance, plus 15% of the monthly amount to cover maintenance and insurance costs;

•	participation in the Company’s moving and relocation program; and

•	a comprehensive benefit package.

In connection with her appointment, the Company and Ms. Turner entered into an agreement, dated November 2, 2009, specifying the compensation and benefits to which Ms. Turner will be entitled in the event that her employment is terminated. The Company’s obligation to provide these termination benefits to Ms. Turner is subject to her execution and delivery of a valid and binding release. For a further discussion of these benefits, see “Executive Compensation — Potential Payments Upon Termination or Change-In-Control ” in this Proxy Statement.

Fiscal 2010 Executive Compensation Components

In the Fall of 2009, in setting compensation packages for 2010, the Committee discussed with the Consultant the continued applicability of the 2008 Compensation Assessment. Based on the current economic conditions, including the conditions in the Company’s markets, the Consultant confirmed to the Committee that the 2008 Compensation Assessment is of continued relevance for determining 2010 compensation. Accordingly, in setting compensation packages for 2010, the Committee continued to use the same methodology as it had used in determining compensation packages for 2009, except that the Committee was not constrained by the limited number of shares available for grant under the Stock Plan.

With respect to the AIP for 2010, in December, 2009 the Committee approved financial goals, similar to those used for 2009, that will be used in determining AIP payments for 2010. Following the Committee’s assessment of the Company’s performance and its determinations of the payouts for 2010, the Company will include the required information in its proxy statement to be filed in 2011.

In December 2009, the Committee approved the equity grants related to the 2010 Named Executive Officer compensation packages. Similar to the awards made in connection with the compensation packages for 2009, the grants consisted of time-based stock option awards that vest in equal installments over four years, and performance-based restricted stock awards that vest in full upon satisfaction of an earnings per share target in the third year subsequent to making the award, in this case fiscal 2012. Unchanged from the three-year performance-based restricted stock award made as part of the compensation packages for 2009, performance below 95% of the earnings per share target will result in none of the shares vesting; performance at 95% of the earnings per share target will result in 80% of the shares vesting; performance at 100% of the earnings per share target will result in 100% of the shares vesting; performance at 110% or above of the earnings per share target will result in a maximum of 120% of the shares vesting; and performance between these specified amounts will result in the vesting of a number of shares determined on a linear basis between the specified target amounts. To the extent they are settled or determined, these PSAs will vest immediately upon such certification by the Committee. The equity awards made in respect of the compensation package for 2010 were different from 2009 because they did not include any time-based restricted stock grants; instead, the 2010 package included the award of one-year PSAs, in addition to the above described three-year PSAs. The Committee made this change to more strongly align actual compensation with its pay-for-performance philosophy. The one-year PSAs are eligible to vest in increments of  1/3 on each of December 7, 2011, 2012 and 2013 if the Company meets or exceeds a specified target of consolidated operating

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income from continuing operations for the year ended December 31, 2010. Performance below 80% of the consolidated operating income target will result in none of the shares vesting; performance at 80% of the consolidated operating income target will result in 80% of the shares vesting; performance at 100% of the consolidated operating income target will result in 100% of the shares vesting; performance at 120% or above of the consolidated operating income target will result in a maximum of 120% of the shares vesting; and performance between these specified amounts will result in the vesting of a number of shares determined on a linear basis between the specified target amounts.

Specifically with respect to the equity awards granted to the CEO in connection with his 2010 compensation, the Committee considered the CEO’s significant contributions relative to the recent restructuring of the Company’s business units, the successful management of the Company’s working capital during 2009, and other accomplishments in deciding to target an equity award value in the range of $700,000.

The Company is not disclosing the specific consolidated earnings per share target in the case of the three-year PSA or the consolidated operating income target in the case of the one-year PSA because each of these financial measures represent confidential, commercially-sensitive information that the Company does not disclose to the public and that could cause competitive harm because of the financial information included therein if known in the marketplace. Earnings per share, consolidated operating income and the factors that influence each of these financial measures, such as revenue and efforts to control costs, are inherently competitive and if disclosed provide valuable insight of areas in which the Company is focusing. The Committee set the 2012 earnings per share target for the three-year PSAs and the 2010 consolidated operating income target for the one-year PSAs consistent with targets previously approved by the Board. The following is a summary of the long-term incentive awards that were made to the Named Executive Officers as part of their compensation packages for 2010:

Named Executive Officer	Time-Based Stock Option Award (December 11, 2009)	Value of Time-Based Stock Option Award on Date of Grant (December 11, 2009)(1) ($)	1-Year Performance- Based Restricted Stock Award (December 11, 2009)	Value of 1-Year Performance- Based Restricted Stock Award (December 11, 2009)(1) ($)	3-Year Performance- Based Restricted Stock Award (December 11, 2009)	Value of 3-Year Performance- Based Restricted Stock Award (December 11, 2009)(1) ($)	Total Equity Value(1) ($)
Dale G. Barnhart	44,000	135,608	47,000	260,380	47,000	260,380	656,368
Erika H. Turner	2,000	6,164	7,000	38,780	12,000	66,480	111,424
Peter V. Ferris	8,200	25,272	9,000	49,860	10,000	55,400	130,532
Kevin T. Longe	9,500	29,279	10,000	55,400	10,000	55,400	140,079
Joseph K. Wilsted	9,500	29,279	10,000	55,400	10,000	55,400	140,079
(1)	The amounts reflected in these columns represent the grant date fair value determined in accordance with FASB ASC Topic 718.

While relating to the compensation package for 2010, because these awards were granted in 2009, they are reflected in the Summary Compensation Table as a 2009 compensation item and in the table titled “Grants of Plan-Based Awards For 2009.”

Stock Ownership

The Board has developed and implemented share ownership guidelines that cover all Directors and certain senior executive officers, including all of the Named Executive Officers. The share ownership guidelines are designed to link the personal financial interests of the covered individuals to the Company’s success and better align their interests with the interests of the Company’s stockholders.

The Company’s Corporate Governance Guidelines establish share ownership requirements for Outside Directors (the “Director Guidelines”). The Director Guidelines provide that each Outside Director of the Company must acquire and hold shares of Company Common Stock equal in cost to four times the current annual retainer for such Outside Director. The Director Guidelines stipulate that the required stock ownership level for Outside Directors should be achieved within the later of (i) five years of the first adoption of the policy (the policy was adopted on February 23, 2006), or (ii) five years of the date a such person is first elected a Director of the Company, unless a waiver is granted by the Compensation Committee. Currently, all of the Company’s Outside Directors except for Mr. Giles (who was first elected a Director on April 25, 2008) own a sufficient number of the Company’s shares to satisfy the required stock ownership level established by the Director Guidelines, although the deadline for compliance is February 23, 2011.

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The Stock Ownership Guidelines for Senior Executive Officers (the “Officer Guidelines”) were approved by the Board in December, 2009 and became effective January 1, 2010. Under the Officer Guidelines, the Chief Executive Officer is required to acquire and hold shares of the Company’s Common Stock having a fair market value equal to two times his annual base salary; all other Named Executive Officers are required to acquire and hold shares of the Company’s Common Stock having a fair market value equal to one times his or her annual base salary. Qualifying ownership interests for purposes of the Officer Guidelines include:

•	shares owned outright by the individual;

•	shares acquired upon exercise of stock options;

•	time-based restricted share awards (whether or not vested);

•	performance-based restricted share awards (whether or not vested), but only to the extent such shares are settled and determined; and

•	shares acquired through the Company’s employee stock purchase plan.

The targeted stock ownership amount for each covered individual is determined as of the later of January 1, 2010, or the date such individual first becomes subject to the Officer Guidelines. Each covered individual is expected to achieve compliance with the Officer Guidelines on or before December 31, 2014, or such later date that is five years after the individual becomes subject to the Officer Guidelines. For purposes of determining whether a covered individual’s stock ownership amount satisfies the Officer Guidelines, the fair market value of the Company’s Common Stock is the closing price of the Company’s stock immediately preceding January 1, 2010, (or such other date that immediately precedes the date the individual first becomes subject to the Officer Guidelines). Currently, none of the Named Executive Officers own a sufficient number of the Company’s shares to satisfy the required stock ownership level established by the Officer Guidelines, although the deadline for compliance is December 31, 2014.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of compensation in excess of $1 million paid to specified executive officers of public companies, unless certain specific and detailed criteria are satisfied. The Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments and generally tries to design and implement them to maximize tax deductibility. However, to ensure that the Committee maintains the flexibility to structure executive compensation in ways that best promote the interests of the Company, the Committee will not necessarily always seek to limit executive compensation to that deductible under Section 162(m) of the Code. In fiscal 2009, the compensation for all of the Named Executive Officers was deductible by the Company.

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Executive Compensation Tables

Fiscal Year 2009 Summary Compensation Table

The following table shows the compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years 2009, 2008 and 2007.

As shown below, salary, bonus and amounts paid under the Non-Equity Incentive Plan Compensation for Messrs. Barnhart, Ferris, Longe, Wilsted, Smith and Ms. Turner as a percentage of total compensation were approximately 34%, 54%, 56%, 53%, 29%, and 18%, respectively. Stock and option awards as a percentage of total compensation were approximately 61%, 38%, 36%, 35%, 3% and 70%, respectively.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dale G. Barnhart, President and Chief Executive Officer	2009	462,923	—	678,260	135,608	—	—	66,098	1,342,889
	2008	454,154	150,000	46,400	11,389	—	—	278,460	940,403
	2007	157,500	75,000	319,400	181,628	75,000	—	23,050	831,578
Erika H. Turner, Vice President, Chief Financial Officer and Treasurer	2009	46,538	—	132,810	42,894	—	—	30,359	252,601
	2008	—	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—	—
Peter V. Ferris, Subsidiary President	2009	240,676	—	157,760	25,272	23,999	—	38,192	485,899
	2008	240,555	—	23,200	6,833	33,390	—	23,172	327,150
	2007	226,177	—	58,200	46,940	90,000	—	21,298	442,615
Kevin T. Longe, Subsidiary President	2009	295,093	—	163,300	29,279	—	3,396	37,843	528,911
	2008	294,944	—	23,200	6,833	40,940	3,257	30,701	399,875
	2007	279,893	67,535	77,600	56,328	111,400	(663)	17,871	609,964
Joseph K. Wilsted, Subsidiary President	2009	289,021	—	163,300	29,279	—	—	65,941	547,541
	2008	154,308	—	63,750	59,743	—	—	64,586	342,387
	2007	—	—	—	—	—	—	—	—
Thomas P. Smith, Former Vice President, Chief Financial Officer and Treasurer	2009	203,456	—	21,000	—	—	10,194	471,784	706,434
	2008	249,102	—	13,920	6,833	—	9,792	43,012	322,659
	2007	241,090	57,512	29,100	16,429	56,832	(1,640)	38,886	438,209
(1)

Agreements with Messrs. Longe and Smith provided for a cash bonus of three months’ base salary paid in 2007. Mr. Barnhart’s offer letter provided for a sign-on bonus of $225,000 with $75,000 paid in 2007 and $150,000 paid in 2008.

(2)

The amounts in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. If the highest level of performance criteria were achieved the aggregate grant date fair value of the stock awards for Messrs. Barnhart, Ferris, Longe, Wilsted and Ms. Turner would be $813,912, $189,312, $195,960, $195,960 and $153,862, respectively. Mr. Smith’s 2009 stock award forfeited upon his termination of employment.

(3)

The amounts in column (g) reflect amounts payable under the Company’s AIP, which are in the form of an annual cash bonus. Please refer to the “Annual Incentive Performance Program” of the Compensation Discussion and Analysis for additional information related to the AIP.

(4)

The interest rate and mortality assumptions used to compute the change in pension shown in column (h) are the same as used in the Company’s financial statements, except no pre-retirement decrements are reflected in these calculations.

(5)	The amounts shown in column (i) for 2009 are comprised of the following:
Barnhart: Car allowance and personal gas usage ($14,995), executive disability insurance premium ($8,004), executive life insurance premium ($20,524), executive life insurance tax gross-up ($14,530), Employee Stock Purchase Plan match ($600), and 401(k) Plan match ($7,445)
Turner: Car allowance and personal gas usage ($1,840), executive disability insurance premium ($279), executive life insurance premium ($2,440), executive life insurance tax gross-up ($2,049), relocation expense ($19,546), relocation tax gross-up ($4,105), and Employee Stock Purchase Plan match ($100)
Ferris: Personal use of Company-leased vehicle ($5,253), relocation expense ($17,724), relocation tax gross-up ($8,710), and 401(k) Plan match ($6,505)
Longe: Car allowance and personal gas usage ($14,164), executive disability insurance premium ($5,423), executive life insurance premium ($5,929), executive life insurance tax gross-up ($3,401), fitness reimbursement ($130), Employee Stock Purchase Plan match ($600), and 401(k) Plan match ($8,196)
Wilsted: Car allowance and personal gas usage ($12,470), executive disability insurance premium ($4,486), executive life insurance premium ($8,734), executive life insurance tax gross-up ($6,057), relocation expense ($17,695), relocation tax gross-up ($9,986), fitness reimbursement ($287), Employee Stock Purchase Plan match ($600), and 401(k) Plan match ($5,626)
Smith: Personal use of Company-leased vehicle ($15,425), executive disability insurance premium ($3,656), executive life insurance premium ($3,846), executive life insurance tax gross-up ($2,723), tax preparation fees ($640), tax preparation tax gross-up ($453), Employee Stock Purchase Plan match ($500), 401(k) Plan match ($4,529), severance costs including cash ($273,421), outplacement ($10,000), insurance premiums ($19,463), car lease ($14,261), consulting fees ($18,055), expense to accelerate vesting of restricted stock awards ($54,768) and expense for modifications to stock options ($50,044). Please refer to “Other Fiscal 2009 Compensation Matters” of the Compensation Discussion and Analysis for more information in connection with Mr. Smith’s termination of employment.

26

Grants of Plan-Based Awards For 2009

The following table provides information regarding stock options, restricted shares and cash incentive awards granted during 2009 to the Named Executive Officers listed in the Summary Compensation Table. In assessing these values, it should be kept in mind that no matter what theoretical value is placed on a stock option or restricted stock award on the date of grant, its ultimate value will be dependent on the market value of the Company’s stock at a future date, and that value will depend on the efforts of such executives to foster the future success of the Company for the benefit of not only the executives, but all stockholders.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (4) (#) (j)	Exercise or Base Price of Option Awards(5) ($/share) (k)	Grant Date Fair Value of Stock and Option Awards(6) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Dale G. Barnhart		183,330	366,660	403,326
	1/12/2009				24,000	30,000	36,000				157,500
	12/11/2009				37,600	47,000	56,400				260,380
	12/11/2009				37,600	47,000	56,400				260,380
	12/11/2009								44,000	5.54	135,608
Erika H. Turner		7,404	14,808	16,289
	11/4/2009							5,000			27,550
	11/4/2009								12,000	5.51	36,730
	12/11/2009				5,600	7,000	8,400				38,780
	12/11/2009				9,600	12,000	14,400				66,480
	12/11/2009								2,000	5.54	6,164
Peter V. Ferris		23,829	95,314	104,845
	1/12/2009				8,000	10,000	12,000				52,500
	12/11/2009				7,200	9,000	10,800				49,860
	12/11/2009				8,000	10,000	12,000				55,400
	12/11/2009								8,200	5.54	25,272
Kevin T. Longe		29,216	116,864	128,550
	1/12/2009				8,000	10,000	12,000				52,500
	12/11/2009				8,000	10,000	12,000				55,400
	12/11/2009				8,000	10,000	12,000				55,400
	12/11/2009								9,500	5.54	29,279
Joseph K. Wilsted		28,615	114,460	125,906
	1/12/2009				8,000	10,000	12,000				52,500
	12/11/2009				8,000	10,000	12,000				55,400
	12/11/2009				8,000	10,000	12,000				55,400
	12/11/2009								9,500	5.54	29,279
Thomas P. Smith(7)		42,213	84,425	92,868
	1/12/2009				3,200	4,000	4,800				21,000
(1)

The amounts shown as Estimated Future payouts Under Non-Equity Incentive Award Plans represent potential cash payouts to the named persons under the AIP for salaried employees with respect to Company and individual performance during 2009. Under the terms of the AIP, for Corporate headquarters participants, a bonus is earned when the consolidated operating income or consolidated free cash flow target ranges are met. For business unit participants, bonus is earned when consolidated operating income or consolidated free cash flow target ranges or business unit operating income or business unit free cash flow target ranges are met. The amount shown in the “threshold” column represents the amount payable upon the achievement of the minimum consolidated operating income or free cash flow thresholds and respective individual business unit operating income or free cash flow thresholds. The amount shown in the “target” column represents the amount payable at one times the target bonus opportunity. Under the terms of the AIP, the maximum payout is one hundred and 10% of the individual’s target bonus. See the “Fiscal Year 2009 Summary Compensation Table” above for amounts actually paid. For Ms. Turner and Mr. Smith, the estimated payouts are based on pro-rated annual base earnings.

(2)

The amounts shown in column (f) reflect the performance-based shares that will be awarded if 80% of the target is achieved, column (g) reflects the performance-based shares that will be awarded if the target performance is achieved, and column (h) reflects the performance-based shares that will be awarded if the maximum target is achieved.

(3)	The amounts shown in column (i) reflect the number of shares of time-based restricted stock granted to each Named Executive Officer under the Stock Plan.
(4)	The amounts shown in column (j) reflect the number of option awards granted to each Named Executive Officer as stock option awards under the Stock Plan.
(5)

The amounts shown in column (k) represent the exercise price of the stock option award granted to each Named Executive Officer in column (j) under the Stock Plan. This amount is the price per share the Named Executive Officer will pay to purchase each option once it has become exercisable.

(6)

The amounts shown in column (l) represent the fair value of the restricted stock at the closing price on the grant date, and stock option awards on the grant date, using the Black-Scholes pricing model.

(7)

Mr. Smith’s grant of 4,000 performance-based shares, reflected in column (g) was forfeited on November 3, 2009. Please refer to “Other Fiscal 2009 Compensation Matters” of the Compensation Discussion and Analysis for more information in connection with Mr. Smith’s termination of employment.

27

Outstanding Equity Awards at Fiscal Year-End 2009

The following table provides a list of outstanding equity awards for each Named Executive Officer as of December 31, 2009.

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (1) (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($) (j)
Dale G. Barnhart								10,000	52,100
Dale G. Barnhart	15,000		15,000			11.12	10/23/2017
Dale G. Barnhart	2,000		2,000			9.70	12/02/2017
Dale G. Barnhart								5,000	26,050
Dale G. Barnhart	1,250		3,750			4.64	12/08/2018
Dale G. Barnhart								7,500	39,075
Dale G. Barnhart										30,000	156,300
Dale G. Barnhart										47,000	244,870
Dale G. Barnhart										47,000	244,870
Dale G. Barnhart			198			5.54	12/10/2019
Dale G. Barnhart			43,802	*		5.54	12/10/2019
Erika H. Turner								5,000	26,050
Erika H. Turner			12,000			5.51	11/3/2019
Erika H. Turner			2,000			5.54	12/10/2019
Erika H. Turner										7,000	36,470
Erika H. Turner										12,000	62,520
Peter V. Ferris	1,500		500			10.87	12/06/2016
Peter V. Ferris								500	2,605
Peter V. Ferris	5,000		5,000			9.70	12/02/2017
Peter V. Ferris								3,000	15,630
Peter V. Ferris	750		2,250			4.64	12/08/2018
Peter V. Ferris								3,750	19,538
Peter V. Ferris										10,000	52,100
Peter V. Ferris										9,000	46,890
Peter V. Ferris										10,000	52,100
Peter V. Ferris			8,200			5.54	12/10/2019
Kevin T. Longe	11,250					7.65	12/06/2015
Kevin T. Longe	3,750		1,250			10.87	12/06/2016
Kevin T. Longe								1,500	7,815
Kevin T. Longe	6,000		6,000			9.70	12/02/2017
Kevin T. Longe								4,000	20,840
Kevin T. Longe	750		2,250			4.64	12/08/2018
Kevin T. Longe								3,750	19,538
Kevin T. Longe										10,000	52,100
Kevin T. Longe										10,000	52,100
Kevin T. Longe										10,000	52,100
Kevin T. Longe			9,500			5.54	12/10/2019
Joseph K. Wilsted								3,750	19,538
Joseph K. Wilsted	2,500		7,500			12.75	8/5/2018
Joseph K. Wilsted			9,500			5.54	12/10/19
Joseph K. Wilsted										10,000	52,100
Joseph K. Wilsted										10,000	52,100
Joseph K. Wilsted										10,000	52,100
Thomas P. Smith	4,000					9.75	2/03/2010
Thomas P. Smith	12,500					9.88	2/03/2010
Thomas P. Smith	663	*				9.85	12/11/2011
Thomas P. Smith	24,337					9.85	2/03/2010
Thomas P. Smith	2,646	*				11.46	10/21/2013
Thomas P. Smith	3,354					11.46	10/21/2013
Thomas P. Smith	10,000	*				11.08	12/07/2014
Thomas P. Smith	10,000					7.65	12/06/2015
Thomas P. Smith	3,000					10.87	12/06/2016
Thomas P. Smith	3,500					9.70	12/02/2017
Thomas P. Smith	3,000					4.64	12/08/2018
(1)	In general, the option and stock awards listed above vest at a rate of 25% per year over four years and expire in ten years.
(2)

The amount shown in column (h) represents the value of the shares listed in column (g). The value was determined by multiplying the number of shares listed in column (g) by the fair market value of the Company stock on December 31, 2009.

(3)	The performance-based share awards listed shall vest upon or after determination that the performance objective is satisfied.
(4)

The amount shown in column (j) represents the value of the shares listed in column (i). The value was determined by multiplying the number of shares listed in column (i) by the fair market value of the Company stock on December 31, 2009.

*	Denotes a non-qualified option.

28

Option Exercises and Stock Vested For 2009

The following table shows stock option exercises and vesting of restricted stock awards by the Named Executive Officers during 2009, including the aggregate value of gains on the date of exercise and stock acquired on vesting and the value realized on vesting.

	Option Awards		Stock Awards
Named Executive Officer (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (1) (#) (d)	Value Realized on Vesting(2) ($) (e)
Dale G. Barnhart	—	—	10,000	53,250
Erika H. Turner	—	—	—	—
Peter V. Ferris	—	—	3,250	18,363
Kevin T. Longe	—	—	4,750	26,838
Joseph K. Wilsted	—	—	1,250	5,125

Former Executive Officer
Thomas P. Smith	—	—	7,000	36,470
(1)	The amount shown in column (d) represents the number of shares of stock received in 2009 pursuant to the vesting of restricted stock awards. All awards were granted under the Stock Plan.
(2)

The amount shown in column (e) represents the fair value of the shares listed in column (d). The fair value was determined by multiplying the number of shares listed in column (d) by the fair market value of the Company stock on the date the shares vested.

Pension Benefits for 2009

The following table summarizes the actuarial present value of accumulated benefits payable to each Named Executive Officer under the Company’s Pension Plan, including the number of years of service credited to each. As stated in the Compensation Discussion and Analysis, benefits under the Lydall Pension Plan No. 1A (the “Pension Plan”) were frozen as of June 30, 2006, and credited service is determined as of the last payroll period ending before June 30, 2006. Interest rate and mortality assumptions used to compute the present value of benefits are the same as used in the Company’s financial statements, except no pre-retirement decrements are reflected in these calculations. The assumed retirement age is 65, the normal retirement age as defined in the Pension Plan. Please see the Compensation Discussion and Analysis for additional information.

Named Executive Officer (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Dale G. Barnhart	—	—	—	—
Erika H. Turner	—	—	—	—
Peter V. Ferris	—	—	—	—
Kevin T. Longe	Lydall Pension Plan No. 1A	1.75	38,202	—
Joseph K. Wilsted	—	—	—	—
Former Named Executive Officer
Thomas P. Smith	Lydall Pension Plan No. 1A	6.17	116,629	—

29

Potential Payments Upon Termination or Change-in-Control

The Company has entered into agreements with each of its Named Executive Officers, pursuant to which each such Named Executive Officer is entitled to specified compensation and benefits upon the termination of his or her employment, or any reduction in the Named Executive Officer’s compensation, duties and responsibilities, either before or after a change in control.

These agreements generally provide that, if an executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason,” and such termination of employment does not occur within eighteen months of a “change in control,” the Company will pay the executive a severance benefit equal to the sum of (i) an amount equal to the executive’s annual base salary in effect immediately preceding the date of termination, and (ii) an amount equal to the average of the executive’s annual bonuses for the three calendar years immediately preceding the date of termination (the “Severance Benefit”). The Severance Benefit generally are paid in equal installments spread over the twelve-month period beginning on the date of termination, unless the executive is deemed to be a “specified employee,” as that term is defined in Section 409A of the Internal Revenue Code of 1986, as amended (a “Specified Employee”), in which case different payment rules apply. In the event that the executive elects to continue coverage under the Company’s health plan pursuant to COBRA, for a period of up to twelve months the Company will pay the same percentage of the executive’s premium for COBRA coverage for the executive and, if applicable, his or her spouse and dependent children, as the Company paid at the applicable time for coverage under such plan for actively employed members of senior management. In addition, for the period beginning on the date of the executive’s termination of employment and ending on the earlier of (i) the date which is twelve months after the date of such termination of employment or (ii) the date on which the executive becomes eligible for life insurance benefits from another employer, the Company will continue to provide the life insurance benefits that the Company would have provided to the executive if the executive had continued in employment with the Company for such period, but only if the executive timely pays the portion of the premium for such coverage that members of senior management of the Company generally are required to pay for such coverage, if any. Finally, the executive is entitled to receive up to twelve months of outplacement services at a cost not to exceed $10,000. The Company’s obligation to provide the foregoing severance benefits is subject to the executive’s execution and delivery of a valid and binding release of all claims against the Company.

In the event that an executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason,” and such termination of employment occurs within eighteen months of a “change in control,” (collectively, a “Change In Control Trigger”) the Company will pay the executive an increased severance benefit (a “COC Severance Benefit”) generally equal to two times the Severance Benefit described above, and such COC Severance Benefit shall be paid in a lump sum within thirty days after the date of termination, unless the executive is deemed to be a Specified Employee, in which case different payment rules apply. Upon the occurrence of such a Change In Control Trigger, the Company will also pay the executive a bonus for the year of termination in an amount equal to a specified portion of the executive’s target bonus opportunity for the year of termination. In general, for a period of up to twenty-four months, the executive is entitled to remain covered by the medical, dental, life insurance, and if reasonably commercially available through nationally reputable insurance carriers, long-term disability plans of the Company that covered the executive immediately prior to the termination of his or her employment, as if he or she had remained in the employ of the Company. The executive also is entitled to receive the outplacement services described above and the vesting of all unvested stock options and restricted stock awards are accelerated in full. Finally, the executive is entitled to an automobile allowance for a period of up to twenty-four months.

30

Set forth below is a summary of the payments that would have been made to the each of the Named Executive Officers had the below-specified event occurred on December 31, 2009.

BENEFITS BY TRIGGERING EVENT ON DECEMBER 31, 2009	Dale G. Barnhart	Erika H. Turner	Peter V. Ferris	Kevin T. Longe	Joseph K. Wilsted	Thomas P. Smith(1)
Death
Bonus — Bonus for the year of death equal to a pro rata portion of the average of the three highest annual bonuses earned in the five years preceding year of death	$37,500	$—	$—	$61,586	$—	$—
COBRA for family for 12 months, less employee contribution	5,087	—	—	12,324	12,337	—
Executive Life Insurance proceeds	1,833,300	825,000	—	877,275	885,000	—
Aggregate Total in Event of Death	$1,875,887	$825,000	$—	$951,185	$897,337	$—
Disability
Base salary — 12 months, less payments made to Named Executive Officer under any Company disability programs	$158,325	$—	$—	$18,909	$64,894	$—
Bonus — Pro rata bonus for the calendar year of termination	—	—	—	—	—	—
COBRA(2) for Named Executive Officer and family for 12 months, less employee contribution	10,097	—	—	12,324	12,337	—
Life Insurance(2,3) coverage for 12 months less employee contribution	20,572	—	—	5,977	8,782	—
Executive Disability Insurance proceeds	180,000	86,256	—	153,252	101,256	—
Aggregate Total in Event of Disability	$368,994	$86,256	$—	$190,462	$187,269	$—
Cause(4)
No additional benefits	$—	$—	$—	$—	$—	$—
Aggregate Total in Event of Cause(4) Termination	$—	$—	$—	$—	$—	$—
Non-cause Termination or Good Reason(5) Self Quit
Severance — base salary for 12 months(6)	$458,325	$275,000	$238,285	$292,161	$286,150	239,785
Bonus — in an amount equal to the average of the three preceding years’ annual bonuses earned, paid over 12 months(6)	37,500	—	41,995	61,586	—	33,636
COBRA(2) for Named Executive Officer and family for maximum of 12 months, less employee contribution	10,097	5,089	12,324	12,324	12,337	12,219
Life Insurance coverage for 12 months less employee contribution(2,3)	20,572	7,897	907	5,977	8,782	7,244
Outplacement services not to exceed $10,000	10,000	10,000	10,000	10,000	10,000	10,000
Consulting Services	—	—	—	—	—	18,055
Car allowance for 13 months	—	—	—	—	—	14,261
Aggregate Total in Event of Non-Cause Termination or Good Reason Self Quit	$536,494	$297,986	$303,511	$382,048	$317,269	$335,200
Change of Control Termination Benefit(7)
Severance — Lump-sum severance benefit equal to two times annual base salary plus an average of the three highest annual bonuses earned in the five years preceding year of termination(8)	$991,650	$550,000	$560,560	$707,494	$572,300	$—
Year of Termination Bonus — equal to a pro rata portion of target bonus opportunity, payable in a lump sum (8,9)	366,660	18,082	95,314	116,864	114,460	—
Medical, dental, life and if applicable, long term disability coverage for 24 months under the Company’s plans, for Named Executive Officer and family, less employee contribution(3)	84,111	38,034	31,950	52,936	56,697	—
Stock option/award vesting acceleration(10)	765,402	125,040	190,144	205,774	175,837	—
Outplacement services not to exceed $10,000	10,000	10,000	10,000	10,000	10,000	—
Car allowance for 24 months; Ferris for 12 months	24,000	19,200	8,340	19,200	19,200	—
Aggregate Total in Event of Change of Control	$2,241,823	$760,356	$896,308	$1,112,268	$948,494	$—
(1)

The termination benefits provided to Mr. Smith as part of his termination of employment on November 3, 2009 are described in the “Other Fiscal 2009 Compensation Matters” of the Compensation Discussion and Analysis. The table does not include any hypothetical termination benefits for Mr. Smith since a termination trigger event for him actually occurred in 2009.

(2)	Both COBRA and life insurance are limited to 12 months or until the date eligible for other coverage under another employer.
(3)	If applicable insurance coverage is not available for the Named Executive Officer, the Company must arrange alternate coverage at a cost not to exceed 125% of the Company’s group coverage cost.

31

(4)

Cause is defined as (i) act or acts of dishonesty or fraud resulting or intended to result directly or indirectly in substantial gain or personal enrichment to which the executive was not legally entitled at the expense of the Company or any of its subsidiaries; (ii) willful material breach by executive of his or her duties or responsibilities resulting in demonstrably material injury to the Company or any of its subsidiaries; (iii) conviction of a felony or any crime of moral turpitude; (iv) habitual neglect or insubordination where executive has been given written notice but has failed to cure (where susceptible to cure) within 30 days following such notice; or (v) material breach by executive of his or her obligations under any non-compete agreements.

(5)

Good reason is defined as: without the Executive’s written consent i) a significant reduction in the scope of the Named Executive Officer’s authority, functions, duties or responsibilities; ii) any reduction in the Named Executive Officer’s base salary, other than an across-the-board reduction; iii) any material breach by the Company of any provision of the Agreement without the Named Executive Officer having committed any material breach of the Named Executive Officer’s obligations, which breach is not cured within 30 days following written notice to the Company of such breach. Mr. Ferris does not have a Good Reason clause.

(6)	If Named Executive Officer is covered by 409A, the first six months will be paid in a lump sum six months after termination date, with the remainder paid monthly.
(7)

These benefits are paid if termination occurs within 18 months of a Change of Control, defined as (i) beneficial ownership by a third party of at least 25% of total voting power of all classes of stock of the Company; (ii) the election to the Board of a majority of Directors who were not approved by a majority of the current Directors; (iii) a stockholder approved liquidation of the Company, or merger or consolidation of the Company; or (iv) a sale or disposition of all or substantially all of the assets of the Company. Prior to any benefits being paid, the Named Executive Officer must execute a Release. The Agreement also provides that the Company shall pay all reasonable attorneys’ fees incurred by the Named Executive Officer in seeking to enforce any right under the Agreement if and to the extent that the Named Executive Officer substantially prevails.

(8)	If Named Executive Officer is covered by 409A, payment will be in a lump sum six months after termination date.
(9)	If there is no expected bonus opportunity in year of termination, a bonus shall be paid equal to a pro rata portion of the prior year’s awarded bonus.
(10)	Under the Stock Plan, vesting of options and restricted stock awards would be accelerated for all optionees in the event of a change of control.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP (“PwC”) has audited the consolidated financial statements of Lydall for several years, and the Audit Review Committee desires to continue the services of this firm for the current fiscal year. The Audit Review Committee has, therefore, appointed PwC to serve as independent auditors to conduct an audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2010. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

Appointment of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Review Committee has recommended that the Board submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Review Committee will reconsider whether to retain PwC, and may retain that firm, or another, without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Review Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Board recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2010.

Principal Fees and Services

The following table presents fees for professional audit services for the audit of the Company’s annual consolidated financial statements for fiscal years ended December 31, 2009 and December 31, 2008, and fees for other services rendered by PwC during those periods:

Fee Category:	Fiscal 2009	% of Total	Fiscal 2008	% of Total
Audit fees	$1,088,000	97.5%	$1,161,000	81.1%
Audit-related fees	—	—	—	—
Tax fees	28,000	2.5%	271,000	18.9%
All other fees	—	—	—	—
Total Fees	$1,116,000	100%	$1,432,000	100%

Audit fees are related to services rendered in connection with the annual audit of the Company’s consolidated financial statements, including Sarbanes-Oxley Section 404 controls testing, the quarterly reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and international statutory audits. The majority of the work was performed by full-time, permanent employees of PwC. Tax fees consisted primarily of tax compliance and advisory services. These

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services consisted of fees billed for professional services related to federal, state, local and international tax compliance. No portion of these fees was related to system design or implementation services.

All of the services described above were approved by the Audit Review Committee pursuant to the SEC rules that require audit committee pre-approval of audit and non-audit services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Review Committee is required. The Audit Review Committee reviews these requests and advises management and the independent auditors if the Audit Review Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Review Committee the actual spending for such projects and services as compared with the approved amounts. The Audit Review Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee or Chairperson of the Audit Review Committee, provided that any such pre-approvals are reported at the next Audit Review Committee meeting.

The Audit Review Committee has considered whether the services provided by PwC, other than audit services, are compatible with maintaining that firm’s independence and has concluded that PwC is independent.

REPORT OF THE AUDIT REVIEW COMMITTEE

The Audit Review Committee (the “Committee”) operates under a written Charter adopted and approved by the Board. The Charter, which defines the functions of the Committee, is reviewed annually and was last revised in December 2008. A link to the Committee’s Charter can be found on www.lydall.com.

During 2009, all Directors who served on the Committee were “independent” for purposes of the NYSE Standards. The Board has determined that none of the Committee members has a relationship with the Company that would interfere with his/her independence from the Company and its management, and that each member is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Periodically, the Committee meets with management to consider the adequacy of the Company’s internal controls and the objectivity and appropriateness of its financial reporting. The Committee also discusses these matters with PwC, the Company’s independent auditors, appropriate Company financial personnel, and internal auditors, both separately and jointly. Independent and internal auditors of the Company have unrestricted access to the Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management; express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America; and discuss with the Committee the Company’s significant accounting policies, accounting estimates and management judgments reflected in the financial statements, audit adjustments arising from the audit, and other matters in accordance with Statement on Auditing Standards No. 61, “Communications with the Audit Committee.”

This year, the Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2009, and met with both management and PwC to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. PwC has reported to the Committee that such financial statements, present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America.

At each regularly scheduled Committee meeting during 2009, the Committee monitored and discussed with management and PwC the status of the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Committee also reviewed and discussed with management and PwC, management’s and PwC’s report and attestation on internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee has received from, and discussed with, PwC the written disclosure and the letter required by the Public Company Accounting Oversight Board relating to that firm’s independence from the Company.

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Based on management’s representation that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and on PwC’s report on such financial statements, the Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Kathleen Burdett, Chairperson

Matthew T. Farrell

Suzanne Hammett

S. Carl Soderstrom, Jr.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The Company’s Bylaws set forth the procedures a stockholder must follow to nominate a person for election to the Board or to bring other business before a stockholder meeting. In accordance with the Bylaws, a stockholder may nominate a person for election to the Board or propose other business to be considered by the stockholders at an Annual Meeting only if the stockholder is entitled to vote at the meeting and has complied with the notice procedures set forth in the Bylaws and was a stockholder of record at the time such notice was delivered to the Secretary of the Company.

Timeliness of Notice

For nominations or other business to be properly brought before an Annual Meeting, a stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the date the Annual Meeting is called for is a date that is not within thirty days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or public announcement of the date of the Annual Meeting was made, whichever first occurs.

Contents of Notice for Stockholder Nominations

The stockholder’s notice of nomination must provide the information stipulated in the Company’s Bylaws, which includes, among other things, the following information with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

The stockholder’s notice also must set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Company’s books, (ii) the class and number of shares of the capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person named in its notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise solicit proxies from stockholders in support of such nomination, and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a Director if elected. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Company.

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Content of Notice for Other Stockholder Proposals

If a stockholder wishes to bring matters other than proposals for Director nominations before an Annual Meeting, the stockholder’s notice must set forth for each item of business that the stockholder proposes for consideration (i) a description of the business desired to be brought before the stockholder meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), (iii) the reasons for conducting such business at the stockholder meeting, (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (v) any other information relating to the stockholder, the beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The stockholder’s notice also shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, certain additional information similar in nature and scope to the additional information required of a stockholder making a nomination for Director. The Company may require the stockholder to furnish such other information as it may reasonably require to determine whether each proposed item of business is a proper matter for stockholder action.

Consequences of Failure to Comply

Any stockholder proposal or nomination which does not comply with the procedures set forth in the Bylaws (or other applicable law) will be disregarded, and the stockholder will not be permitted to nominate his or her candidate for election to the Board or bring any other business before the stockholder meeting.

Stockholders May Request Copies of Applicable Bylaws

A copy of the Bylaw provisions discussed above was filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K dated March 12, 2004 and may be obtained by writing to the Company at Lydall, Inc., P.O. Box 151, Manchester, CT 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

Stockholder Proposals for 2011 Annual Meeting

Proposals of stockholders of the Company that are intended to be presented at the Annual Meeting to be held in 2011, and which stockholders desire to have included in the Company’s proxy materials relating to such meeting, must be received by the Company no later than November 19, 2010, which is 120 calendar days prior to the first anniversary of the mailing date for this year’s Proxy Statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Proxy Statement for that meeting.

YOUR VOTE IS IMPORTANT!

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. PLEASE SEE THE INSTRUCTIONS ON THE PROXY AND VOTING INSTRUCTION CARD. SUBMITTING A PROXY OR VOTING INSTRUCTIONS WILL NOT PREVENT YOU FROM ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, IF YOU SO DESIRE, BUT WILL HELP THE COMPANY SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

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LYDALL, INC. POST OFFICE BOX 151 MANCHESTER, CT 06045-0151

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY    WHEN    SIGNED    AND     DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees
01	Dale G. Barnhart 02 Kathleen Burdett 03 W. Leslie Duffy, Esq. 04 Matthew T. Farrell 05 Marc T. Giles
06	William D. Gurley 07 Suzanne Hammett 08 S. Carl Soderstrom, Jr.
The Board of Directors recommends you vote FOR the following proposal(s):						For	Against	Abstain
2	Ratifying the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2010.					☐	☐	☐
NOTE: Transacting any other business that may properly come before the meeting.

.		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000048452_1    R2.09.05.010

ANNUAL MEETING OF STOCKHOLDERS OF LYDALL, INC.

April 28, 2010 Please sign, date and mail your proxy card in the envelope provided as soon as possible

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —

LYDALL, INC.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kathleen Burdett, W. Leslie Duffy, and Dale G. Barnhart, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hartford Marriott Downtown, Capital Room 3, 200 Columbus Blvd., Hartford, Connecticut on April 28, 2010, at 9:00 A.M. Eastern Time. and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement and instructs its attorneys and proxies to vote as set forth on this Proxy, and in their discretion, on any other matters properly coming before the meeting.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE THESE SHARES VOTED.

Continued and to be signed on reverse side

      0000048452_2    R2.09.05.010